                                  SCHEDULE 14A
                                 (RULE 14a-10)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                         SPS TRANSACTION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $895,696,661
--------------------------------------------------------------------------------
     (5) Total fee paid:
         $179,139.33
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                    PRELIMINARY COPY, DATED AUGUST 27, 1998


[SPS LOGO]
2500 LAKE COOK ROAD
RIVERWOODS, ILLINOIS 60015


                                                                          , 1998


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of our stockholders
that will be held on             , 1998, [at 10:00 a.m. Central Time, at the
Chicago Botanic Garden, Education Center, 1000 Lake Cook Road, in Glencoe, Illinois 60022].



     At the Special Meeting, you will be asked to approve the sale by the Company of substantially all of its assets, consisting of all the issued and outstanding capital stock of the Company's two subsidiaries, SPS Payment Systems, Inc. and Hurley State Bank, to Associates First Capital Corporation, pursuant to a Stock Purchase Agreement, dated April 18, 1998, between the Company and Associates, for a purchase price of $895,696,661 in cash (the "Sale"). You will also be asked to adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 1998, between the Company and Sail Acquisition, Inc., a wholly owned subsidiary of NOVUS Credit Services Inc. (the owner of 73.3% of the Company's outstanding common stock). The Merger will be effected as soon as practicable after the closing of the Sale and is being undertaken for the purpose of distributing to the public stockholders of the Company their pro rata portion of the net proceeds of the Sale. In the Merger, each outstanding share of the Company's common stock (other than common stock held by NOVUS or by any stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive $32.02 in cash, without interest thereon. Because the Company will bear the entire income tax liability on the gain resulting from the Sale and Morgan Stanley Dean Witter & Co. (the parent company of NOVUS) has agreed to contribute $500,000 to the Company to defray the expenses incurred by the Company in connection with the Sale and Merger, the per share amount allocable to NOVUS will be effectively less than $32.02 per share.



     APPROVAL OF THE SALE AND ADOPTION OF THE MERGER AGREEMENT REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S OUTSTANDING COMMON STOCK. NOVUS OWNS APPROXIMATELY 73.3% OF THE COMPANY'S OUTSTANDING COMMON STOCK AND HAS AGREED WITH ASSOCIATES TO VOTE ALL OF THE SHARES OWNED BY IT IN FAVOR OF THE SALE. IN ADDITION, NOVUS INTENDS TO VOTE ALL SUCH SHARES IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. AS A RESULT, THE TRANSACTIONS WILL BE APPROVED AT THE SPECIAL MEETING WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER.


     Your Board of Directors, after careful consideration, has determined that both the Sale and the Merger are fair to you and in your best interests. Therefore, the Board recommends that you vote FOR approval of the Sale and adoption of the Merger Agreement.

     Detailed information concerning both the Sale and the Merger is set forth in the attached Proxy Statement, which we urge you to read carefully. Thank you for your support over the years.

                                            Sincerely,

                                            Thomas C. Schneider
                                            Chairman of the Board

              PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

                         SPS TRANSACTION SERVICES, INC.
                              2500 LAKE COOK ROAD
                           RIVERWOODS, ILLINOIS 60015

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
              TO BE HELD ON                ,                , 1998


     A Special Meeting of Stockholders (together with any adjournments and postponements thereof, the "Special Meeting") of SPS Transaction Services, Inc.
(the "Company") will be held on                , 1998, at [the Chicago Botanic
Garden, Education Center, 1000 Lake Cook Road, Glencoe, Illinois 60022 at 10:00 a.m.,] local time, for the following purposes:


          1. To consider and vote upon a proposal to approve the sale by the Company of substantially all of its assets, consisting of all the issued and outstanding capital stock of the Company's two subsidiaries, SPS Payment Systems, Inc. and Hurley State Bank, to Associates First Capital Corporation, a Delaware corporation ("Associates"), for a purchase price of $895,696,661 in cash (the "Sale"), upon the terms and subject to the conditions set forth in a Stock Purchase Agreement, dated April 18, 1998 (the "Purchase Agreement"), between the Company and Associates.

          2. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), between the Company and Sail Acquisition, Inc., a Delaware corporation ("Acquisition") and a wholly owned subsidiary of NOVUS Credit Services Inc., a Delaware corporation ("NOVUS"), pursuant to which Acquisition will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation. In the Merger, each share of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding at the effective time of the Merger (other than Common Stock held by NOVUS or any stockholders who perfect their statutory appraisal rights under Delaware law), will be converted into the right to receive $32.02 in cash, without interest thereon.

          3. To transact such other business as may be properly brought before the Special Meeting, or any adjournments or postponements thereof.

     The Sale and the Merger are more fully described in the attached Proxy Statement and Annexes thereto.


     Stockholders not voting in favor of adoption of the Merger Agreement and who otherwise comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware ("Section 262") will have the right, if the Merger is consummated, to demand appraisal of the fair market value of their shares of Common Stock. A copy of Section 262 is attached to the Proxy Statement as Annex II. See "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER
AGREEMENT -- Appraisal Rights" in the accompanying Proxy Statement for a description of the procedures required to preserve and obtain appraisal rights.



     Holders of record of Common Stock at the close of business on
               , 1998, will be entitled to notice of and to vote on all matters presented at the Special Meeting and at any adjournments or postponements thereof.


                                            By Order of the Board of Directors,

                                            Michael J. Hartigan, Jr.
                                            Secretary

            , 1998

              PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

                    PRELIMINARY COPY, DATED AUGUST 27, 1998


                                   [SPS LOGO]
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                        SPECIAL MEETING OF STOCKHOLDERS
                                               , 1998
                             ---------------------


    This proxy statement is being furnished to the stockholders of SPS Transaction Services, Inc. ("We" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") for a special meeting (together with any adjournments and postponements thereof, the "Special Meeting") of the Company's stockholders (the
"Stockholders") to be held on            , 1998, [at 10:00 a.m. Central Time, at
the Chicago Botanic Garden, Education Center, 1000 Lake Cook Road, Glencoe, Illinois 60022].



    The purposes of the Special Meeting are to consider and act upon the following matters:



       1. a proposal to approve the sale by the Company of substantially all of its assets, consisting of all the issued and outstanding capital stock of the Company's two subsidiaries, SPS Payment Systems, Inc., a Delaware corporation, and Hurley State Bank, a South Dakota state bank, to Associates First Capital Corporation, a Delaware corporation ("Associates"), pursuant to a Stock Purchase Agreement, dated April 18, 1998 (the "Purchase Agreement"), between the Company and Associates, for a purchase price of $895,696,661 in cash (the "Sale"); and



       2. a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), between the Company and Sail Acquisition, Inc., a Delaware corporation ("Acquisition") and a wholly owned subsidiary of NOVUS Credit Services Inc., a Delaware corporation ("NOVUS"), pursuant to which Acquisition will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation.



    The Merger will be effected as soon as practicable after the closing of the Sale and is being undertaken for the purpose of distributing to the public Stockholders their pro rata portion of the net proceeds of the Sale. In the Merger, each share of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding at the effective time of the Merger (other than Common Stock held by NOVUS or by any Stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive $32.02 in cash, without interest thereon.



    The Company is a 73.3% owned subsidiary of NOVUS, which is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). Because the Company will bear the income tax liability on the gain resulting from the Sale and MSDW has agreed to contribute $500,000 to the Company to defray the expenses incurred by the Company in connection with the Sale and the Merger, the per share amount allocable to NOVUS is effectively less than $32.02 per share.



    On            , 1998, the last reported sale price for the Common Stock on
the New York Stock Exchange ("NYSE") was $    . On April 17, 1998, the date
immediately prior to the announcement of the Sale, the last reported sale price for the Common Stock on the NYSE was $33.00.


    The Board of Directors, after careful consideration, has approved the Purchase Agreement and the Merger Agreement and has determined that both the Sale and the Merger are fair to and in the best interests of the Stockholders and recommends that Stockholders approve the Sale and adopt the Merger Agreement.


    CONCURRENTLY WITH THE PARTIES' EXECUTION OF THE PURCHASE AGREEMENT, NOVUS AND ASSOCIATES ENTERED INTO A VOTING AGREEMENT (THE "VOTING AGREEMENT"), PURSUANT TO WHICH NOVUS HAS AGREED TO VOTE, OR CAUSE TO BE VOTED, ALL OF THE SHARES OF COMMON STOCK OWNED OF RECORD OR CONTROLLED BY NOVUS (REPRESENTING APPROXIMATELY 73.3% OF THE COMMON STOCK ISSUED AND OUTSTANDING ON THE RECORD
DATE) AND ENTITLED TO VOTE AT THE SPECIAL MEETING IN FAVOR OF THE SALE. SEE "INTRODUCTION" AND "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- ANCILLARY AGREEMENTS -- THE VOTING AGREEMENT." IN ADDITION, NOVUS INTENDS TO VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. AS A RESULT, THE SALE AND THE MERGER AGREEMENT WILL BE APPROVED AND ADOPTED, RESPECTIVELY, AT THE SPECIAL MEETING EVEN IF NO STOCKHOLDER OTHER THAN NOVUS VOTES IN FAVOR OF THE PROPOSALS.



    These proxy materials are being mailed on or about              , 1998, to
holders of record on              , 1998 (the "Record Date") of the Common
Stock. Each outstanding share of Common Stock entitles the holder thereof to one vote. As of the Record Date, there were [27,310,497] shares of Common Stock outstanding. The presence in person or by proxy of 51% of such shares shall constitute a quorum.



    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



    You may revoke your proxy at any time prior to its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Appearance at the Special Meeting by a Stockholder who has given a valid proxy will not, by itself, constitute a revocation of such proxy. If shares of Common Stock are represented by more than one properly executed proxy, the executed proxy bearing the latest date will be voted at the Special Meeting. For more information concerning proxies, see "INTRODUCTION -- Proxies."


            The date of this Proxy Statement is              , 1998

                               TABLE OF CONTENTS


                                                              PAGE
                                                              -----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS................    iii
SUMMARY.....................................................      1
INTRODUCTION................................................      8
  Matters to be Considered at the Special Meeting...........      8
  Record Date; Voting at the Special Meeting; Quorum........      8
  Proxies...................................................      9
SPECIAL FACTORS.............................................     10
  General...................................................     10
  Background................................................     10
  Recommendation of the Board Of Directors; Fairness of the
     Transactions...........................................     12
  Opinion of Financial Advisor..............................     14
PROPOSAL NO. 1 -- APPROVAL OF THE SALE......................     17
  Terms of the Purchase Agreement...........................     17
  Ancillary Agreements......................................     23
  Interests of Certain Persons in the Transactions..........     24
  Regulatory Approvals......................................     25
PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT..........     26
  Terms of the Merger Agreement.............................     26
  Effective Time............................................     27
  Payment for Shares and Surrender of Stock Certificates....     27
  Certain Effects of the Sale and the Merger................     28
  Accounting Treatment......................................     28
  Federal Income Tax Consequences of the Merger.............     28
  Appraisal Rights..........................................     29
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA.............     32
CONTROLLING PERSONS, DIRECTORS AND EXECUTIVE OFFICERS OF
  MSDW, NOVUS, ACQUISITION AND THE COMPANY..................     33
  Background of Named Persons...............................     33
  Past Contacts, Transactions, or Negotiations..............     33
  Plans or Proposals........................................     33
  Interest in the Company's Securities......................     33
  Contracts, Arrangements, or Understandings Concerning the
     Company's Securities...................................     34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     35
  Management Services Agreement with NOVUS..................     35
  Financing Agreements With MSDW; Interest Rate Swap and Cap
     Agreements.............................................     35
  Third Party Processing and Cooperative Network Service
     Agreement and Terminal Service Agreement with NOVUS
     Services...............................................     35
  System Access Agreement with NOVUS Services...............     36
  Service Agreement with NOVUS Services.....................     36
  Debit Card Processing Letter Agreement and Sales Lead
     Letter Agreement with NOVUS Services...................     36
  Marketing Services Agreement with NOVUS...................     36
  Service Agreement with MountainWest.......................     37
  Operational Outsourcing Service Agreement with
     MountainWest...........................................     37
  Headquarters Lease with NOVUS.............................     37
  Service Agreement with New Castle.........................     38

                                                              PAGE
                                                              -----
HISTORICAL MARKET PRICE AND DIVIDEND DATA...................     39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     40
FEES AND EXPENSES...........................................     41
WHERE YOU CAN FIND MORE INFORMATION.........................     42
INDEPENDENT PUBLIC ACCOUNTANTS..............................     42
OTHER MATTERS...............................................     42
ANNEX I -- OPINION OF FINANCIAL ADVISOR.....................    I-1
ANNEX II -- SECTION 262 OF THE GENERAL CORPORATION LAW OF
  THE STATE OF DELAWARE.....................................   II-1
ANNEX III -- THE MERGER AGREEMENT...........................  III-1
ANNEX IV -- INFORMATION CONCERNING DIRECTORS AND OFFICERS OF
  THE COMPANY, MSDW, NOVUS AND ACQUISITION..................   IV-1
ANNEX V -- COMMON STOCK PURCHASES...........................    V-1

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:   Why is the Company selling its business?


A: The Board of Directors has unanimously determined that a sale of substantially all of the Company's assets and a subsequent distribution to you of your proportionate interest in the net proceeds from that sale is in your best interest and that the transaction is fair to you. The Board reached this determination after it was informed that Morgan Stanley Dean Witter & Co. desired to dispose of the 73.3% interest in the Company that it holds through NOVUS, and after a long and thorough sale process where we and our financial advisor solicited indications of interest in a possible transaction from all candidates that we believed to be potential acquirors of the Company.


Q: Why is the transaction structured as a sale of the stock of the Company's subsidiaries -- SPS Payment Systems, Inc. and Hurley State Bank?


A: The sale of the stock of SPS Payment Systems and Hurley State Bank will transfer substantially all of the Company's assets to Associates. The transaction is structured in this way in order to enable Associates, the Company, SPS Payment Systems and Hurley State Bank to make certain joint elections under federal and state tax laws to allow SPS Payment Systems and Hurley State Bank to have a higher tax basis in their assets after their sale to Associates. This structure benefits stockholders by enabling Associates to agree to a higher price than if the transaction were structured as a merger.


Q:   What is the purpose of the merger following the sale?


A: The merger is a cash-out merger (i.e., a transaction in which the sole consideration you will receive for your shares is cash), the purpose of which is to distribute to you your pro rata portion of the net proceeds from the sale of the Company's operating subsidiaries.



Q: Why are the net proceeds of the sale being distributed pursuant to the merger instead of a liquidation of the Company?



A: In order to give effect to the joint tax elections described above, the Company must preserve its corporate existence after the sale. Thus, the distribution of the net proceeds from the sale pursuant to a liquidation of the Company would not be practicable.


Q:   What will I receive after the consummation of the sale and the merger?

A: You will receive your pro rata portion of the net proceeds from the sale, which will be equal to $32.02 for each share of the Company's common stock that you own, unless you perfect your statutory appraisal rights under Delaware law. We intend to distribute the net proceeds from the sale as soon as practicable after the consummation of the sale and the merger.

Q:   Should I send my stock certificates now?

A: No. After the merger is completed, we will send to you written instructions for exchanging your stock certificates for your pro rata share of the net proceeds from the sale.

Q:   What do I need to do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in favor of approval of the sale and adoption of the merger agreement. If you do not vote or you abstain, it will have the effect of a vote against approval of the sale and adoption of the merger agreement.


     The Special Meeting will take place on      , 1998. You may attend the
     Special Meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may take back your proxy up to and including the day of the Special Meeting by following the directions on page 9 and either change your vote or attend the meeting and vote in person.


Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q:   What vote is required to approve the transactions?

A: The affirmative vote of a majority of the outstanding shares of the Company's common stock is required to approve the sale and adopt the merger agreement.

     NOVUS, which owns 73.3% of the Company's outstanding common stock, has agreed with Associates to vote all of the shares owned by it in favor of the sale. NOVUS also intends to vote in favor of adoption of the merger agreement. Therefore, NOVUS will vote a sufficient number of shares to approve the sale and adopt the merger agreement at the Special Meeting without the vote of any other stockholder.

Q:   When will the sale and the merger be completed?


A: We are working toward completing the sale and the merger as quickly as possible. We hope to complete the transactions as early as [the end of September 1998.]


Q:   What are my tax consequences?

A: The transactions will result in a distribution of cash to you. Your receipt of cash in exchange for your shares of common stock will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. You will recognize a gain or loss equal to the difference, if any, between the amount of cash you receive for your stock in the merger (i.e. $32.02 per share) and your adjusted tax basis in such stock.


     In general, you will recognize the gain or loss as of the time of the merger. In general, such gain or loss will be a capital gain or loss, provided the common stock is a capital asset in your hands at the time of the merger, and will be long-term capital gain or loss if you have held the common stock for more than one year at such time or short-term capital gain or loss if you have held the common stock for one year or less.


Q:   What will happen to the Company after the transaction?


A: After the sale and the merger, NOVUS will own 100% of the Company's capital stock and the Company will cease its current operations. The Company's assets after completion of the sale and merger, the settlement of all expenses associated with the transactions, and the subsequent distribution to you of your share of the net proceeds of the sale will be the portion of the net proceeds of the sale attributable to NOVUS' 73.3% interest and its liabilities will include its indemnification obligations under the Purchase Agreement and its income tax liabilities relating to the sale.


                      WHO CAN HELP ANSWER YOUR QUESTIONS?

     If you have more questions about the sale and the merger or if you would like additional copies of the Proxy Statement, you should contact:

                         SPS Transaction Services, Inc.
                              2500 Lake Cook Road

                           Riverwoods, Illinois 60015

                         Attention: Investor Relations
                          Phone Number: (847) 405-3400

                                    SUMMARY


     This summary is not complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, the information and documentary material in the Annexes hereto and the documents to which we have referred you. See "Where You Can Find More Information." As used herein, "We" or the "Company" means SPS Transaction Services, Inc., a Delaware corporation, and one or more of its subsidiaries (including SPS Payment Systems, Inc., a Delaware corporation ("SPS Payment"), and Hurley State Bank, a South Dakota state chartered bank ("HSB" and together with SPS Payment, the "Subsidiaries")). As used herein, "NOVUS" means NOVUS Credit Services Inc., a Delaware corporation. As used herein, "Acquisition" means Sail Acquisition, Inc., a Delaware corporation. As used herein, "Associates" means Associates First Capital Corporation, a Delaware corporation. Cross-references in this Summary are to the captions of sections in the Proxy Statement. Stockholders should read the entire Proxy Statement and the Annexes hereto.


                                  THE PARTIES

THE COMPANY

     We provide technology outsourcing services to our clients. We operate our businesses primarily through two wholly owned subsidiaries, SPS Payment and HSB, and are a 73.3%-owned subsidiary of NOVUS. Our main businesses are electronic processing of point-of-sale credit card transactions, administration of private-label credit card programs, account processing for commercial customers, and customized operating services such as software technical support. Our principal executive offices are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. Our telephone number is (847) 405-3400.

NOVUS

     NOVUS is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"), a diversified financial services company, and is the owner of 73.3% of the issued and outstanding shares of the Company's Common Stock. NOVUS' principal executive offices are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. NOVUS' telephone number is (847) 405-0900.

ACQUISITION

     NOVUS organized Acquisition on April 17, 1998 to facilitate the consummation of the Merger (as defined below) and owns all of its capital stock. Acquisition has not conducted any unrelated activities since its organization. Acquisition's principal executive offices are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. Acquisition's telephone number is (847) 405-0900.

ASSOCIATES

     Associates is a leading diversified consumer and commercial finance organization which provides finance, leasing and related services to individual consumers and businesses in the United States and internationally. Associates believes that it is the second largest publicly-traded finance company in the United States based on aggregate net finance receivables outstanding. Associates' principal executive offices are located at 250 East Carpenter Freeway, Irving, Texas 75062. Associates' telephone number is (972) 652-4000.

                              THE SPECIAL MEETING


     We will hold the Special Meeting on             , 1998 at [the Chicago
Botanic Garden, Education Center, 1000 Lake Cook Road, Glencoe, Illinois 60022 at 10:00 a.m.] local time. At the Special Meeting, you will be asked:


     - to approve the Sale (as hereinafter defined) pursuant to the Stock Purchase Agreement, dated April 18, 1998 (the "Purchase Agreement"), between the Company and Associates, and

     - to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), between the Company and Acquisition.

RECORD DATE; VOTING POWER


     You are entitled to vote at the Special Meeting if you owned shares at the
close of business on             , 1998 (the "Record Date"). On the Record Date,
there were [27,310,497] shares of Common Stock entitled to vote at the Special Meeting. NOVUS owned 20,000,000 (or 73.3%) of such shares. You will have one vote at the Special Meeting for each share of Common Stock you owned on the Record Date.


VOTE REQUIRED


     The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to approve the Sale and adopt the Merger Agreement. NOVUS has agreed with Associates to vote all shares of Common Stock owned by it in favor of the approval of the Sale and intends to vote all of its shares in favor of the adoption of the Merger Agreement. As a result, the Sale and the Merger Agreement will be approved and adopted, respectively, even if no Stockholder other than NOVUS votes in favor of such approval and adoption. See "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Ancillary Agreements -- The Voting Agreement."


                                    THE SALE

GENERAL


     In the Purchase Agreement, we agreed to sell all of the capital stock of our two wholly owned operating subsidiaries, SPS Payment and HSB, to Associates for a purchase price of $895,696,661 in cash (the "Sale"). The purchase price was the culmination of a four month auction process described under "SPECIAL FACTORS -- Background" and the result of arm's-length negotiations between the Company and Associates. The closing of the Sale is subject to certain conditions, including receipt of approval by the Stockholders.


     In order to provide for the distribution to the public Stockholders of their pro rata portion of the net proceeds from the Sale, we entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, Acquisition will merge with and into the Company (the "Merger"), with the Company as the surviving corporation (the "Surviving Corporation"), and each outstanding share of Common Stock (other than Common Stock held by NOVUS or any Stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive $32.02 in cash, without interest thereon. The Merger will be consummated as soon as practicable after the closing of the Sale. For a description of the events leading to the approval of the Sale and the Merger Agreement by the Company's Board of Directors, See "SPECIAL
FACTORS -- Background." For a description of the calculation of the per share amount to be distributed in the Merger, see "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT -- Terms of the Merger Agreement -- Determination of Merger Consideration."

RECOMMENDATION OF THE BOARD OF DIRECTORS


     The Board of Directors of the Company (the "Board") has unanimously approved the Purchase Agreement and the Merger Agreement and the related transactions, including the Sale and the Merger, and recommends that you vote FOR the approval of the Sale and FOR adoption of the Merger Agreement. See "SPECIAL FACTORS -- Recommendation of the Board of Directors; Fairness of the Transactions."


OPINION OF THE COMPANY'S FINANCIAL ADVISOR


     In deciding to approve the Sale and the Merger, the Board considered the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), the financial advisor to the Company. On April 17, 1998, Morgan Stanley delivered its oral opinion to the Board to the effect that as of such date (i) the consideration to be paid by Associates pursuant to the Purchase Agreement is fair from a financial point of view to the Company and (ii) the per share consideration to be paid to the Stockholders (other than NOVUS) pursuant to the Merger

Agreement is fair from a financial point of view to such Stockholders. Morgan Stanley subsequently confirmed its oral opinion by delivery to the Board of a written opinion dated the date hereof. A copy of the written opinion of Morgan Stanley is attached as Annex I to this Proxy Statement. We encourage you to read this opinion carefully and in its entirety. See "SPECIAL FACTORS -- Opinion of Financial Advisor."


INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION


     Certain members of the Company's management and the Board have interests in the Sale and the Merger in addition to the interests of the Company's Stockholders generally and which may present them with potential conflicts of interest in connection with the transactions. The Board was aware of these interests and considered them, among other matters, in approving the Purchase Agreement, the Merger Agreement and the transactions contemplated thereby. Such interests include: (i) that five officers of MSDW or its affiliates (including the Chairman of the Board and the Chief Executive Officer of MSDW) are members of the Board; (ii) that Morgan Stanley, the financial advisor to the Company, is a wholly owned subsidiary of MSDW and will receive, as compensation for its services to the Company, a fee of approximately $4.3 million upon consummation of the Sale; (iii) that certain of the Company's officers will receive payments under the Company's Senior Management Retention Plan; and (iv) that certain of the Company's officers will receive aggregate payments of $8,049,523 under the Company's Incentive Plan. Since MSDW had advised the Board that it would only proceed with any sale of the Company to a third party in which the per share price payable to public Stockholders would not be less than the per share price payable to NOVUS, the Board concluded that such potential conflicts of interest were no different than those in a transaction that did not involve a merger with a related party. See "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Interests of Certain Persons in the Transactions."


BACKGROUND


     For a description of the events leading to the approval of the Purchase Agreement and the Merger Agreement by the Board, see "SPECIAL
FACTORS -- Background."


CONDITIONS TO THE SALE

     The obligation of the Company and Associates to consummate the Sale is subject to the satisfaction of certain conditions, including the following:

     - approval of the Sale by the Stockholders;

     - no legal restraints or prohibitions existing that prevent the consummation of the Sale;

     - receipt of all necessary regulatory approvals;

     - the accuracy of the representations of each party to the Purchase Agreement contained therein; and

     - the repayment of all intercompany debt owing to the Company from its subsidiaries.

TERMINATION OF THE PURCHASE AGREEMENT

     Even if the Stockholders approve the Sale, the Company and Associates can mutually agree to terminate the Purchase Agreement at any time. Either party can terminate the Purchase Agreement if:

     - the Sale is not completed by February 28, 1999; or

     - a governmental authority prohibits the Sale.

In addition, Associates may terminate the Purchase Agreement if the Company fails to obtain Stockholder approval at a duly held Stockholders' meeting.

TERMINATION FEE



     Associates has agreed to pay a break-up fee of $10 million to the Company if: (i) the Purchase Agreement is terminated because the closing has not occurred by February 28, 1999 or because a governmental entity has issued a final and nonappealable judgment, order or decree or taken other action permanently enjoining, restraining or otherwise prohibiting the Sale; (ii) the termination arises out of certain bank regulatory requirements affecting Associates; and (iii) the Company is not then otherwise subject to any governmental order preventing the Company from consummating the Sale.



NO SOLICITATION



     Pursuant to the Purchase Agreement, the Company has agreed that it will not, and will not permit its Subsidiaries or any of their respective directors, officers, stockholders or representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Associates and its respective representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Company and its Subsidiaries, except under certain circumstances to the extent required in order that the Board may company with its fiduciary obligations under applicable law. See "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Terms of the Purchase Agreement -- No Solicitation."


ANCILLARY AGREEMENTS


     The Voting Agreement. NOVUS has agreed with Associates to vote all of the shares of Common Stock owned by NOVUS in favor of the Sale. On the Record Date, NOVUS owned 20,000,000 shares of Common Stock (representing approximately 73.3% of the then outstanding Common Stock). See "INTRODUCTION -- Record Date; Voting at the Special Meeting" and "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Ancillary Agreements -- The Voting Agreement."


     The Assumption Agreement. As a condition to the consummation of the Sale, the Company and Associates will enter into an assumption agreement pursuant to which Associates will assume certain liabilities and obligations of the Company. See "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Ancillary Agreements -- The Assumption Agreement."


     The Interim Servicing Agreement. As a condition to Associates' consummation of the Sale, NOVUS and Associates will enter into the Interim Servicing Agreement (as hereinafter defined). NOVUS currently provides certain services to the Company with respect to the operation of the Subsidiaries. Pursuant to the Interim Servicing Agreement, NOVUS will continue to provide some of such services to the Subsidiaries for a period of up to seven and one-half (7 1/2) months after the closing of the Sale to assist in the transition period after the Sale. See "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Ancillary Agreements
 -- The Interim Servicing Agreement."

                                   THE MERGER


PURPOSE AND STRUCTURE OF THE MERGER



     The Merger is being undertaken as the procedural means to distribute to the public Stockholders their pro rata portion of the net proceeds from the Sale. Pursuant to the terms of the Merger Agreement, Acquisition will be merged with and into the Company, with the Company as the Surviving Corporation, and each share of Common Stock outstanding at the effective time of the Merger (other than Common Stock held by NOVUS or any Stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive $32.02 in cash, without interest thereon. The Merger will be consummated as soon as practicable after the consummation of the Sale, and consummation of the Merger is contingent upon consummation of the Sale.


PAYMENT FOR SHARES OF COMMON STOCK AND SURRENDER OF STOCK CERTIFICATES


     Promptly after the effective time of the Merger, the Company will send to you a transmittal letter containing instruction for the surrender of certificates previously representing Common Stock. The transmittal letter will set forth the procedure for surrendering such certificates for exchange to First Chicago Trust Company of New York, as the paying agent (the "Exchange Agent"). In order to receive the payment to which you will be entitled as a result of the Merger, you will be required, following the Merger, to surrender your stock certificate(s), together with a duly executed and properly completed transmittal letter (and any other required documents), to the Exchange Agent. You should surrender certificates formerly representing shares of Common Stock only with a transmittal letter. You should not send any stock certificates with the enclosed proxy card. After surrendering the certificates, you will promptly receive, in exchange for your certificates, cash in an amount equal to the product of the number of shares of Common Stock formerly represented by your certificate(s) and $32.02. No interest will be paid on the cash payable upon the surrender of your certificate(s). See "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT -- Payment for Shares and Surrender of Stock Certificates."



CERTAIN EFFECTS OF THE SALE AND THE MERGER



     Following the Merger, NOVUS will own 100% of the Company's outstanding capital stock and the holders of Common Stock immediately prior to the Merger other than NOVUS will cease to have ownership interests in the Company or rights as Stockholders (other than statutory appraisal rights, in the case of those Stockholders who perfect such rights under Delaware law). The public Stockholders will no longer benefit from any increases in the value of the Company or the Subsidiaries or any payment of dividends on Common Stock and will no longer bear the risk of any decreases in the value of the Company. The Company will sell substantially all of its assets in the Sale, and after the Merger the Company will cease its current operations. The Company's assets after completion of the Sale and Merger, the payment of all expenses associated with the transactions and the subsequent distribution to public Stockholders of their share of net proceeds will be the portion of the net proceeds of the Sale attributable to NOVUS' 73.3% interest and its liabilities will include its indemnification obligations under the Purchase Agreement and its income tax liabilities relating to the Sale.


     As a result of the Merger, the Common Stock will cease to be quoted on the New York Stock Exchange (the "NYSE") and the Company will no longer be required to file periodic reports with the Securities and Exchange Commission. See "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT -- Certain Effects of the Merger."

CONDITIONS TO THE MERGER

     The obligations of the Company and Acquisition to effect the Merger are subject to certain conditions, including the following:

     - consummation of the Sale, and

     - adoption of the Merger Agreement by the Stockholders.

     See "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT -- Terms of the Merger Agreement -- Conditions to the Merger."


FEDERAL INCOME TAX CONSEQUENCES



     Your receipt of cash in exchange for shares of Common Stock in connection with the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and also may be a taxable transaction under applicable state, local, foreign and other tax laws. Please consult your own tax advisor with respect to the tax consequences of the Merger to you, including the applicability and the effect of federal, state, local, foreign and other tax laws. To review the tax consequences to you in greater detail, see "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT -- Federal Income Tax Consequences of the Merger."


APPRAISAL RIGHTS


     The Company is incorporated under the laws of the State of Delaware. Under Delaware law, if you do not vote in favor of the Merger and if you deliver a written demand for appraisal prior to the Special Meeting, you will have a right to obtain, upon the consummation of the Merger, a cash payment for the "fair value" of your shares of Common Stock (excluding any element of value arising from the accomplishment or expectation of the Merger). In order to exercise such rights, you must comply with all the procedural requirements provided by Delaware law, a description of which is provided in "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT -- Appraisal Rights" herein. The full text of the applicable provision of Delaware law is attached to this Proxy Statement as Annex II. Such "fair value" would be determined in judicial proceedings, the result of which cannot be determined. If you fail to take any of the steps required under Delaware law, you may lose your appraisal rights. See "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT -- Terms of the Merger Agreement" and " -- Appraisal Rights."

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA


     The summary consolidated financial data presented below for, and as of the end of, each of the years in the five-year period ended December 31, 1997 are derived from the consolidated financial statements of the Company, which have been audited by Deloitte & Touche LLP, independent certified public accountants. The summary consolidated financial data presented below for the six-month periods ended June 30, 1998 and 1997 and as of June 30, 1998 and 1997 are derived from the unaudited consolidated financial statements of the Company included herein. In management's opinion, the unaudited information has been prepared on a basis consistent with the audited consolidated financial statements of the Company. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of results which may be expected for the entire year.



                                       SIX-MONTH PERIOD
                                       ENDED JUNE 30,(1)                      YEAR ENDED DECEMBER 31,(1)
                                    -----------------------   ----------------------------------------------------------
                                       1998         1997         1997         1996         1995        1994       1993
                                    ----------   ----------   ----------   ----------   ----------   --------   --------
                                          (UNAUDITED)
INCOME STATEMENT DATA
Net operating revenues............  $  167,753   $  178,247   $  346,885   $  320,920   $  311,992   $245,802   $205,494
Total operating expenses..........     136,536      151,577      284,585      283,427      241,883    183,441    156,563
Pretax income.....................      31,217       26,670       62,300       37,493       70,109     62,361     48,931
Income taxes......................      11,490       10,295       23,800       14,247       26,636     24,626     18,283
Net income........................      19,727       16,375       38,500       23,246       43,473     37,735     30,648
Basic earnings per common share...        0.72         0.60         1.41         0.86         1.60       1.40       1.14
Diluted earnings per common
  share...........................        0.72         0.60         1.41         0.85         1.59       1.38       1.12
Ratio of Earnings to Fixed
  Charges(2)......................         1.9          1.7          1.8          1.5          2.0        6.0        6.3



                                             AS OF
                                          JUNE 30,(1)                           AS OF DECEMBER 31,(1)
                                    -----------------------   ----------------------------------------------------------
                                       1998         1997         1997         1996         1995        1994       1993
                                    ----------   ----------   ----------   ----------   ----------   --------   --------
                                          (UNAUDITED)
BALANCE SHEET DATA
Credit card loans.................  $1,073,914   $1,338,600   $1,295,787   $1,637,507   $1,620,833   $679,857   $246,710
Total assets......................   1,276,004    1,526,846    1,512,403    1,760,785    1,777,607    768,493    309,537
Deposits..........................     563,834      494,064      510,294      463,435      382,343    205,537     72,852
Due to affiliates.................     332,303      712,194      639,066      982,547    1,110,811    161,573     55,869
Stockholders' equity..............     284,847      241,101      263,035      224,392      199,210    155,704    116,581
Return on average stockholders'
  equity..........................       14.5%        14.2%        15.8%        11.0%        24.5%      27.7%      30.2%
Book value per share -- Basic.....  $    10.45   $     8.86   $     9.67   $     8.26   $     7.35   $   5.76   $   4.32
Book value per share -- Diluted...  $    10.36   $     8.81   $     9.60   $     8.20   $     7.28   $   5.69   $   4.27
SUPPLEMENTAL DATA
Total loans(3)....................  $1,653,914   $1,918,600   $1,875,787   $2,217,507   $2,229,992   $1,109,857 $676,710


---------------

(1) In thousands, except percentages, ratios and per share data.


(2) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor.


(3) Total loans represent both owned and securitized credit card loans.

                                  INTRODUCTION


     This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share ("Common Stock"), of the Company in connection with the solicitation of proxies by the Board for use at a Special Meeting of the
Company's stockholders (the "Stockholders") to be held on             , 1998 at
[10:00 am Central Time, at the Chicago Botanic Garden, Education Center, 1000 Lake Cook Road, Glencoe, Illinois 60022] (together with any adjournments or postponements thereof, the "Special Meeting"). This Proxy Statement, the enclosed Notice of Special Meeting of Stockholders and the form of proxy are
first being mailed to Stockholders on or about             , 1998.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING


     The purposes of the Special Meeting are to consider and act upon (1) a proposal to approve the sale by the Company of substantially all of its assets, consisting of all the issued and outstanding capital stock of the Subsidiaries to Associates, pursuant to the Purchase Agreement for a purchase price of $895,696,661 in cash and (2) a proposal to adopt the Merger Agreement, pursuant to which Acquisition will be merged with and into the Company, with the Company being the Surviving Corporation. The Merger will be effected as soon as practicable after the closing of the Sale and is being undertaken as the procedural means to distribute to the public Stockholders their pro rata portion of the net proceeds of the Sale. Upon consummation of the Merger, each share of Common Stock (other than Common Stock held by NOVUS or by any stockholders who perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive $32.02 in cash, without interest thereon (the "Merger Consideration"). Since the Company will bear the entire income tax liability on the gain resulting from the Sale and MSDW (the parent company of NOVUS) has agreed to contribute $500,000 to the Company to defray the expenses incurred by the Company in connection with the Sale and the Merger, the per share amount allocable to NOVUS is effectively less than $32.02 per share. Proposal 2 (regarding the Merger) is conditional upon approval of Proposal 1 (regarding the Sale), and the Merger will not be consummated if the Sale is not consummated.



     NOVUS BENEFICIALLY OWNS AND HAS THE RIGHT TO VOTE AT THE SPECIAL MEETING A SUFFICIENT NUMBER OF SHARES TO APPROVE THE SALE AND ADOPT THE MERGER AGREEMENT UNDER DELAWARE LAW WITHOUT THE APPROVAL OF ANY OTHER STOCKHOLDER. PURSUANT TO A VOTING AGREEMENT, NOVUS HAS AGREED TO VOTE ALL SHARES OWNED BY IT IN FAVOR OF THE SALE. IN ADDITION, NOVUS INTENDS TO VOTE ALL SUCH SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, NO ACTION BY ANY OTHER STOCKHOLDER IS REQUIRED TO APPROVE THE SALE AND ADOPT THE MERGER AGREEMENT. SEE "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- ANCILLARY AGREEMENTS -- THE VOTING AGREEMENT."


RECORD DATE; VOTING AT THE SPECIAL MEETING; QUORUM


     The Board has fixed             , 1998 as the Record Date for the
determination of Stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only Stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and at any and all adjournments or postponements thereof. The Common Stock is the only class of capital stock of the Company outstanding and entitled to vote at the Special Meeting. As of the Record Date, there were outstanding
shares of Common Stock, held by approximately      holders of record. For
purposes of the Special Meeting, the presence, in person or represented by proxy, of Stockholders entitled to cast at least 51% of the votes which all Stockholders are entitled to cast shall constitute a quorum. The presence of NOVUS at the Special Meeting will satisfy the quorum requirement without the presence at the Special Meeting of any other Stockholder.



     Under Delaware law, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is required to approve the Sale and adopt the Merger Agreement. NOVUS, which owned 20,000,000 shares of Common Stock (representing approximately 73.3% of the Common Stock issued and outstanding) on the Record Date, has entered into an agreement (the "Voting Agreement") with

Associates to vote in favor of the approval of the Sale. In addition, NOVUS intends to vote in favor of the adoption of the Merger Agreement. As a result, the Sale and the Merger Agreement will be approved and adopted, respectively, even if no Stockholder other than NOVUS votes in favor of such approval and adoption. For additional information concerning the Voting Agreement, see "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Ancillary Agreements -- The Voting Agreement."


     As of the Record Date, all executive officers and directors of the Company
as a group beneficially owned        shares of Common Stock (including options
to purchase        shares of Common Stock that are exercisable within 60 days of
the date hereof), representing approximately      % of the then outstanding
shares (assuming the exercise of such options).

     Participants in the SPS Transaction Services, Inc. Start Plan (Savings Today Affords Retirement Tomorrow) (the "SPS Start") who receive this Proxy Statement in their capacity as such participants will receive a voting instruction form in lieu of a proxy card. The SPS Start trustee will, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), vote the shares, in person or by proxy, in accordance with
voting instructions it receives on or before             , 1998. The SPS START
trustee will, subject to the requirements of ERISA, vote all shares for which timely instructions are not received in direct proportion to the voting of shares for which timely instructions are received.


     To the knowledge of the Company, no person or group, other than NOVUS, is the beneficial owner of more than 5% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."


PROXIES

     All shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless such proxies previously have been revoked, will be voted at the Special Meeting in accordance with the specifications in the proxies. If no such specifications are made, the proxies will be voted FOR approval of the Sale and FOR adoption of the Merger Agreement.


     Any person giving a proxy may revoke it at any time before its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Management does not know of any matters to be presented at the Special Meeting other than those set forth in this Proxy Statement and the accompanying Notice. If other matters should properly come before the Special Meeting, the proxy holders will vote on such matters in accordance with their best judgment, unless such authority is withheld. Shares of Common Stock represented at the Special Meeting by a properly executed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to shares of Common Stock held in "street name" by brokers will be counted as shares of Common Stock present for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Special Meeting as to the Sale and Merger Agreement if instructions as to how to vote thereon are not given by the beneficial owners thereof to the broker. Abstentions will be treated as shares of Common Stock that are present at the Special Meeting for purposes of determining whether a quorum exists but will have the effect of votes against approval of the Sale and the adoption of the Merger Agreement. In light of the treatment of abstentions and broker non-votes and the fact that the affirmative votes required to authorize the Sale and adopt the Merger Agreement are stated percentages of the total number of outstanding shares of Common Stock on the Record Date, abstentions and broker non-votes will have the same effect as votes against the authorization of the Sale and adoption of the Merger Agreement. Because of NOVUS's agreement to vote its shares in favor of the Sale and its intention to vote its shares in favor of the adoption of the Merger Agreement, no action of any other Stockholder is required to approve the Sale or to adopt the Merger Agreement. See "PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Ancillary
Agreements -- the Voting Agreement."


     The Board is soliciting the proxies and all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company out of the proceeds of the Sale. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers, and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Company has retained Georgeson & Company Inc. ("Georgeson") at an estimated cost of $7,500, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


     Stockholders have the right to demand judicial appraisal of their shares of Common Stock in connection with the Merger by following the procedures prescribed in Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"). See "PROPOSAL NO. 2 -- ADOPTION OF THE MERGER
AGREEMENT -- Appraisal Rights" and Annex II.

     Stockholders should not send any stock certificates with their proxy cards.


                                SPECIAL FACTORS


GENERAL


     Upon the terms and subject to the conditions contained in the Purchase Agreement, including the requisite vote of the Stockholders, the Company will sell substantially all its assets, consisting of the stock of the Subsidiaries, to Associates for a purchase price of $895,696,661. To distribute to public Stockholders the net proceeds of the Sale, the Company will merge with Acquisition upon the terms and subject to the conditions contained in the Merger Agreement, including adoption of the Merger Agreement by the requisite vote of Stockholders. As a result of the Merger, public Stockholders will receive $32.02 per share of Common Stock.


     Following the Merger, NOVUS will be the sole Stockholder of the Company, and the Company will remain liable for the taxes due that result from the sale of its assets in the Sale and will retain certain indemnification obligations to Associates under the Purchase Agreement. This structure was agreed to by the Company and Associates in order to achieve the most tax efficient structure for all parties and, thereby, the best available price for the Stockholders.

BACKGROUND


     At a special meeting of the Board held on December 17, 1996, the Board received a proposal from Dean Witter, Discover & Co. (a predecessor to MSDW) to acquire the shares of Common Stock that NOVUS, then a Dean Witter, Discover & Co. subsidiary, did not already own. The closing price on the NYSE for the Common Stock on that date was $15.875 per share. The Board formed a Special Committee (the "Special Committee"), consisting entirely of its independent directors, to consider the proposal. Dean Witter, Discover & Co. subsequently sent to the Special Committee a letter offering to pay $18.50 per share for the Common Stock not owned by NOVUS. The Special Committee, after consultation with its independent financial and legal advisors, determined to reject the offer. Dean Witter, Discover & Co. determined not to pursue the transaction and the Special Committee was dissolved in April 1997.



     At the regular meeting of the Board on October 27, 1997, MSDW confirmed to the Board that it was no longer interested in acquiring the Common Stock owned by the public. MSDW further informed the Board that it desired to dispose of its 73.3% interest in the Company because of a change in its corporate strategy following the merger between Dean Witter, Discover & Co. and Morgan Stanley Group Inc. in May 1997 that formed MSDW. After discussion and after receiving advice of legal counsel as to the Board's legal responsibilities and fiduciary duties, the Board unanimously determined to explore its business alternatives, including the possibility of a sale of the Company. The Board then invited representatives of Morgan Stanley to review the prospects of a transaction involving the sale of the Company to a third party.

     At a special meeting held on November 19, 1997, the Board received a presentation from Morgan Stanley that included Morgan Stanley's recommendation on the available alternatives to effecting a sale of the Company and the procedures to employ in connection with a sale process in order to obtain the best available price for the Stockholders. The Board discussed the procedures recommended by Morgan Stanley and authorized its officers to execute an engagement letter to retain Morgan Stanley as its financial adviser on terms approved by the independent directors. In approving such terms, the independent directors considered an agreement by MSDW to contribute $500,000 to help defray the expenses incurred in any transaction that might result. The engagement letter was executed on December 7, 1997.

     In December 1997 and January 1998, Morgan Stanley sent information concerning the Company to over 20 potential buyers and discussions were then held by representatives of the Company and Morgan Stanley with those potential buyers that expressed preliminary interest. By January 30, 1998, in accordance with agreed procedures, the Company received indications of value from a number of potential buyers, and the Company determined to hold further discussions with those potential buyers that the Company, with the assistance of Morgan Stanley, determined to have presented the highest valuations. During this period, the Company's Chairman had several conversations with individual members of the Board for the purpose of briefing them on the progress of the discussions and obtaining their views on various issues.


     During the first two weeks of February, there were several meetings between Company management and representatives of certain of the potential buyers that presented the highest valuations in order to facilitate their continued due diligence investigations and, in particular, to discuss the Company's recent operating results. At a regular meeting of the Board on February 13, 1998, the Board received a presentation from management and Morgan Stanley as to the progress of the discussions and the advantages of the transaction being structured as a sale of assets. In order to accommodate this structure, the Company determined that the distribution of the net proceeds from the transaction to the public Stockholders should be effected through a cash-out merger (which is the Merger herein) since a liquidation of the Company immediately following the sale would jeopardize the tax status of the Sale. Since all of the economic terms of the transaction would be determined through an arm's length negotiation with an unrelated third party and the merger would be undertaken solely as a means of distributing the pro rata portion of the net proceeds to the public Stockholders resulting from the transaction negotiated with Associates, no person was required to be, and accordingly no person was, retained as an unaffiliated representative to act on behalf of Stockholders for purposes of negotiating the terms of the Merger.


     By March 13, 1998, pursuant to agreed procedures, the Company received offers from several potential buyers, including Associates. At a telephonic meeting held on March 18, 1998, the Board authorized management and Morgan Stanley to proceed with negotiations with the potential buyers that had submitted offers and instructed management to provide such potential buyers with full access to Company information and data.


     On April 7, 1998, following additional due diligence investigation by the remaining potential buyers, Associates increased its offer to $895,696,661 to be paid in cash, which was more than the other offers (each of which also proposed a taxable transaction for less consideration). The Company thereupon determined to concentrate its efforts on the negotiation of an agreement with Associates. In a series of conference calls from April 7 through April 17, 1998, representatives of Morgan Stanley, the Company, NOVUS, Associates and their respective legal advisors finalized the terms of the Purchase Agreement, the Voting Agreement and the Interim Services Agreement.


     At a special meeting of the Board held at the Company's headquarters on April 17, 1998, the Board received from its financial and legal advisors and from management detailed descriptions and analyses of the Sale and of the Merger. Morgan Stanley delivered its oral opinion that, as of such date, the consideration to be received by the Company in the Sale was fair to the Company from a financial point of view and that the per share consideration to be received by the Stockholders (other than NOVUS) pursuant to the Merger was fair from a financial point of view. On April 18, 1998, the Board convened another special meeting telephonically and considered the matters discussed at the April 17 meeting as well as the various factors described below, and approved the Sale and the Merger Agreement by the unanimous vote of all of the directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE TRANSACTIONS


     The Board believes that the terms of the Purchase Agreement and the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its Stockholders. Accordingly, at a special meeting held telephonically on April 18, 1998, the Board, by the unanimous vote of all directors (including the Company's three independent directors), approved the Purchase Agreement and the Merger Agreement and the transactions contemplated thereby and determined to recommend that the Stockholders approve the Sale and adopt the Merger Agreement.

     In determining to recommend the approval of the Sale and adoption of the Merger Agreement, the Board considered a number of factors, including the following:

          (i) that the Company's 73.3% stockholder, which could effectively transfer control of the Company to a third party without any Board action, had informed the Board that it wished to dispose of its interest;

          (ii) presentations by management and Morgan Stanley, the Company's financial advisor, regarding the financial condition, results of operations, business and prospects of the Company;

          (iii) the presentations of Morgan Stanley described below under "Opinion of Financial Advisor" and the oral opinion of Morgan Stanley delivered April 17, 1998 to the effect that, as of such date, (i) the consideration to be paid by Associates pursuant to the Purchase Agreement was fair from a financial point of view to the Company and (ii) the per share consideration to be paid to the Stockholders (other than NOVUS) pursuant to the Merger Agreement was fair from a financial point of view to such Stockholders;

          (iv) that the Associates offer was the highest offer received by the Company as a result of its sales process;

          (v) that MSDW had agreed to contribute $500,000 to the Company to defray the expenses incurred in connection with the Sale and the Merger;

          (vi) that NOVUS, through its 100% interest in the Company after the Merger, would bear the federal income tax liability on the gain resulting from the Sale; and


          (vii) that the per share price to be paid to Stockholders in the Merger, while slightly lower than the closing market price on April 17, 1998, the last trading day prior to the announcement of the sale, was higher than the market price of the Common Stock that had generally prevailed during the preceding months and was 57% higher than the closing market price for the Common Stock on November 19, 1997 (the date the Board determined to commence the process that resulted in the Purchase Agreement).



     The Board considered that MSDW, which indirectly through NOVUS controls 73.3% of the Company's Common Stock, had informed the Board that it desired to dispose of its interest in the Company. MSDW could effectively transfer control of the Company to a third party without any Board action. The Board believed that the auction process it conducted was a preferable means of transferring control of the Company in that it was more likely to result in the maximization of value for all Stockholders. At the end of the auction process, which lasted over four months and which included contacting over 20 potential buyers, Associates' bid was clearly the highest and provided the greatest value to Stockholders.



     The Board considered certain potential conflicts of interest between MSDW and the Company. Since MSDW had advised the Board that it would only proceed with any sale of the Company to a third party in which the per share price payable to public Stockholders would not be less than the per share price payable to NOVUS, the Board concluded that such potential conflicts of interest were no different than those in a transaction that did not involve a merger with a related party. Moreover, the Board considered that the per share amount of the net proceeds from the Sale allocable to NOVUS would be effectively less than the per share amount of such net proceeds allocable to the public Stockholders since the Company (which after the Merger would be a wholly owned subsidiary of NOVUS) would bear the entire income tax liability on the Company's gain resulting from the Sale and since MSDW had agreed to pay a portion of the expenses attributable to the Sale. The Board considered the fact that the public Stockholders would receive an effectively higher per share amount of the net proceeds from the Sale than MSDW (or NOVUS) to be a positive factor in its determination to approve the Sale and Merger.



     The Board relied on the presentations and opinion of Morgan Stanley described in clause (iii) above and considered the going concern valuation of the Company implied by Morgan Stanley's (i) business line valuation (which indicated an implied trading valuation range of between $600 million to $709 million (or $22 to $26 per share) or between $544 million to $643 million (or $20 to $23 per share) (depending upon the earnings projections utilized)), (ii) dividend discount valuation (which indicated a stand-alone value of the Common Stock ranging from $21 to $26 per share) and (iii) implied acquisition valuation (which indicated implied acquisition values of the Common Stock ranging from approximately $26 to $34 per share). The Board considered that the per share price to be paid by Associates was (i) above the implied trading valuations calculated by Morgan Stanley pursuant to its business line valuation and dividend discount valuation and (ii) above the mid-point range of the implied acquisition values of the Common Stock calculated by Morgan Stanley pursuant to its implied acquisition valuation.



     The Board also considered the current and historical market price of the Common Stock. The Board considered the fact that the per share price to be paid by Associates in the Sale was lower than the closing market price of $33.00 per share on April 17, 1998, the last trading day prior to the announcement of the Sale. This was a negative factor in its consideration of the Sale. However, the Board also considered the fact that there had been a high volume of trading in the Common Stock preceding the announcement of the Sale in connection with which the market price of the Common Stock rose to higher levels than had been experienced in preceding months. The results of the sale process, moreover, demonstrated that the price payable for a limited number of shares on the NYSE on April 17, 1998 was not reflective of what a third party would pay for the Company as a whole. The Board also considered that the per share price to be received by Stockholders was higher than the market price that had generally prevailed during the preceding months and was 57% higher than the closing market price for the Common Stock on November 19, 1997 (the date the Board determined to commence the sale process).



     The factors discussed above related to the Board's determination to recommend approval of the Sale. The Board also considered that as a result of the Sale the public Stockholders (as well as NOVUS) would no longer benefit from any future increases in the value of SPS Payment and HSB and will no longer bear the risk of any decreases in the value of SPS Payment or HSB. Consummation of the Merger is contingent upon consummation of the Sale. The Merger was approved by the Board as the most expeditious and efficient means of distributing the net proceeds of the Sale to the public Stockholders. In reaching this determination, the Board considered alternative means of distributing the net proceeds to its Stockholders such as through a liquidation of the Company following the Sale or through a dividend to its Stockholders but rejected such alternatives since a liquidation of the Company or a dividend of the proceeds immediately following the Sale could jeopardize the effectiveness of certain joint tax elections made by the parties.



     The fact that NOVUS would be required to enter into the Interim Servicing Agreement was not relevant to the Board's determination that the Sale and the Merger were fair to the public Stockholders. The requirement that NOVUS enter into the Interim Servicing Agreement was made part of the Purchase Agreement at the request of Associates for its own benefit to assist in the transition period after the Sale. The execution of the Interim Servicing Agreement is a condition to Associates' obligations under the Purchase Agreement, not the Company's obligations. If Associates waives the condition, the Interim Servicing Agreement will not be executed.



     The terms of the MountainWest Agreement (as hereinafter defined) were also not relevant to the Board's determination as to the fairness of the Sale and the Merger. While the MountainWest Agreement was executed contemporaneously with the execution of the Purchase Agreement, the terms of the MountainWest Agreement were negotiated independently from the Purchase Agreement and the consummation of the transactions under the Purchase Agreement and the MountainWest Agreement are not contingent upon each other.

     The Board did not undertake a separate analysis of each of the factors discussed above nor did the Board reach a separate conclusion with respect to each such factor in its determination to approve the Sale and adopt the Merger Agreement. In view of the above, and the variety of factors considered by the Board in reaching its conclusion to approve the Sale and the Merger Agreement, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination to approve the Sale and the Merger Agreement. However, as a general matter, the Board believed that the positive factors heretofore described supported its decision to approve the Sale and the Merger Agreement and outweighed the potentially negative factors described above.



     The economic terms and other conditions of the Sale were the result of an arm's-length negotiation with an unaffiliated third party (Associates). Since the Merger is being undertaken as a procedural means of distributing the pro rata portion of the net proceeds from the Sale to the public Stockholders, the Board determined that no substantive reason existed to implement certain safeguards and mechanisms typically used in affiliated party transactions, such as requiring the approval by a majority of the public Stockholders or appointing an unaffiliated representative or a special committee of independent directors to act on behalf of the public Stockholders in connection with a transaction in which all of the terms were negotiated at arm's-length between Associates, on the one hand, and MSDW and the Company, on the other hand, and pursuant to which all Stockholders would participate pro rata in the proceeds. Moreover, since the interests of MSDW and the public Stockholders were aligned in seeking to maximize the value to be received in the sale of the Company, the Board did not believe it was necessary to receive a fairness opinion other than from Morgan Stanley.


     BASED ON THE FOREGOING, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE SALE AND FOR ADOPTION OF THE MERGER AGREEMENT.

     MSDW, NOVUS and Acquisition have concluded, based solely on the conclusions and recommendations of the Board, that the consideration to be paid to the Stockholders in the merger is fair to, and in the best interests of, the Stockholders. In reaching the conclusion, MSDW, NOVUS and Acquisition have taken into consideration the factors referred to above as having been taken into account by the Board. MSDW, NOVUS and Acquisition did not find it practicable to quantify or otherwise attach relative weights to the specific factors considered by the Board.

OPINION OF FINANCIAL ADVISOR

     The Company retained Morgan Stanley to act as its financial advisor in connection with the Sale and related matters based upon its qualifications, expertise and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with the Company. At the April 17, 1998 meeting of the Board, Morgan Stanley delivered an oral opinion to the Board that, as of such date and subject to certain considerations noted in such opinion, (i) the aggregate consideration to be paid by Associates pursuant to the Purchase Agreement was fair from a financial point of view to the Company and (ii) the per share consideration to be paid to Stockholders (other than NOVUS) pursuant to the Merger Agreement was fair from a financial point of view to such holders. Morgan Stanley subsequently confirmed its April 17, 1998 oral opinion by delivery to the Board of a written opinion dated as of the date of this Proxy Statement.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AS OF THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX I TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE SALE OR THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion dated as of the date of this Proxy Statement, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of the Company; (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iii) analyzed certain financial projections of the Company prepared by the management of the Company; (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company; (v) reviewed the reported prices and trading activity for the Common Stock; (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions; (viii) participated in discussions and negotiations among representatives of the Company and their financial and legal advisors; (ix) reviewed the Purchase Agreement, Merger Agreement and certain related documents; and (x) performed such other analyses and considered such other factors as it deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it. With respect to the financial projections prepared in connection with evaluating the consideration to be received in the Sale, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of the Company, nor has Morgan Stanley been furnished with any such appraisals. In addition, Morgan Stanley assumed the Sale and the Merger will be consummated in accordance with the terms set forth in the Purchase Agreement and the Merger Agreement, respectively. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date hereof.

     The following is a summary of the financial analyses performed by Morgan Stanley and reviewed with the Board on April 17, 1998 in connection with rendering its oral opinion on such date.

     Business Line Valuation. Morgan Stanley performed a business line valuation of the Company that estimated values for the Company's four main business lines (consumer credit card services, commercial account processing, network transaction services and teleservices) and the net present value of certain payments due to the Company through mid 2000 under its systems access agreement with NOVUS for purposes of evaluating the fairness of the consideration to be received in the Sale. As part of this analysis, Morgan Stanley estimated the value of the business lines by multiplying its 1998 earnings contribution by a 1998 earnings multiple based on an analysis of comparable companies in each business line. Morgan Stanley used two sets of earnings projections for purposes of this analysis. One case was based on management estimates (the "Management Case") while a second case was based on most recently available Institutional Brokers Estimate System ("IBES") estimates (the "IBES Case"). IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional stockholders. The contribution to 1998 earnings from the business lines was 57% from consumer credit card services, 15% from commercial accounts processing, 13% from network transaction services, 9% from teleservices and 6% from other.

     Morgan Stanley analyzed certain publicly traded companies considered to be reasonably similar to the Company in each of the four business lines (together, the "Comparable Companies"). For purposes of the Comparable Companies analysis, Morgan Stanley included the following companies in the four business segments: the consumer credit card services group included MBNA, Household and Capital One; the commercial account processing group included Associates, CIT and FINOVA; the network transaction services group included First Data, BA Merchant Services, Nova Corporation, PMT Services, Paymentech and National Processing; and the teleservices group included APAC TeleServices, National Techteam, Precision Response, Sitel, Sykes Enterprises and Teletech.


     Based on the Management Case and a weighed average range of price to 1998 earnings multiples of 12.4x to 14.6x, Morgan Stanley calculated an implied trading valuation range of $600 million to $709 million, or $22 to $26 per share. Morgan Stanley also applied the weighted average range of price to 1998 earnings multiples to the IBES Case and derived an implied trading valuation range of $544 million to $643 million, or $20 to $23 per share.

     Dividend Discount Valuation. Morgan Stanley performed a dividend discount valuation to determine a range of present values of the Common Stock assuming the Company continued to operate as a stand-alone entity for purposes of evaluating the fairness of the consideration to be received in the Sale. This range was determined by adding (i) the present value of the estimated future dividend stream that the Company could generate and (ii) the present value of the "terminal value" of the Common Stock at the end of year 2002. To determine a projected dividend stream, Morgan Stanley assumed an equity/managed receivables ratio of 13%. Morgan Stanley used the Management Case for 1998 and assumed the same profitability in each of the business lines as 1998 for 1999 -- 2003 and assumed a 10% growth rate in earnings in consumer credit card services and network transaction services and a 15% growth rate in commercial account processing and teleservices. The "terminal value" of the Common Stock at the end of the period was determined by applying two price-to-earnings multiples (14x and 16x) to year 2003 projected earnings. The dividend stream and terminal values were discounted to present values using discount rates of 13% and 15%, which Morgan Stanley viewed as a reasonable discount rate range for the Company. In estimating a reasonable discount rate for the Company, Morgan Stanley considered a number of factors, including the overall interest rate environment and the discount rates for comparable companies. Based on the above assumptions, the stand-alone value of the Common Stock ranged from $21 to $26 per share.


     Implied Acquisition Valuation. As part of its analysis of the acquisition valuation, Morgan Stanley applied a 30% control premium to the implied valuation range derived from the business line valuation and the dividend discount valuation. Morgan Stanley estimated the implied acquisition values of the Common Stock to range from approximately $26 to $34 per share.

     In connection with its written opinion dated as of the date of this Proxy Statement, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its April 17, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     No company or transaction used in the business line valuation is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of the Company and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Company.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analyses conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold. Because such estimates are inherently subject to uncertainty, none of the Company, Morgan Stanley or any other person assumes responsibility for their accuracy. In addition, as described above, Morgan Stanley's opinion and the information provided by it to the Board were two of many factors taken into consideration by the Board in making its determination to approve the Purchase Agreement and the Merger Agreement and the transactions contemplated thereby. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Board or the view of the Company management with respect to the value of the Company or of whether the Board or the management of the

Company would have been willing to agree to different consideration. The consideration to be received by the Company pursuant to the Purchase Agreement was determined through negotiations between the Company and Associates and their respective advisors and was approved by the entire Board.

     Morgan Stanley acted as financial advisor to the Board in connection with the Sale and will receive a fee for its services. The Company engaged Morgan Stanley to act as its financial advisor based upon Morgan Stanley's qualifications, expertise and reputation as well as Morgan Stanley's prior investment banking relationship and familiarity with the Company. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes.


     Morgan Stanley is an affiliate of MSDW, which through NOVUS (its wholly owned subsidiary) owns approximately 73.3% of the outstanding shares of Common Stock of the Company, and five officers of MSDW or its affiliates (including the chairman of the board and chief executive officer of MSDW) are members of the Board. In addition, the Chairman of the Board and Chief Financial Officer of the Company is an officer and director of MSDW. Morgan Stanley has not received any fees for financial advisory or financing services from the Company in the past three years.


     Pursuant to a letter dated December 7, 1997, the Company has agreed to pay Morgan Stanley: (i) an advisory fee estimated to be between $100,000 and $150,000 that is payable if the Sale is not consummated and (ii) a transaction fee estimated to be approximately $4.3 million that is payable upon the consummation of the Sale. In addition, the Company has agreed, among other things, to reimburse Morgan Stanley for all reasonable out-of-pocket expenses incurred in connection with the services provided by Morgan Stanley, and to indemnify and hold harmless Morgan Stanley and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the federal securities laws, in connection with its engagement.

                     PROPOSAL NO. 1 -- APPROVAL OF THE SALE

     Stockholders are being asked to approve the Sale pursuant to the Purchase Agreement. The following summary of certain terms and provisions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is set forth as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference. See "WHERE YOU CAN FIND MORE INFORMATION." If the Sale pursuant to the Purchase Agreement is not approved by the Stockholders at the Special Meeting, the Sale will not be consummated and Proposal No. 2 will not be acted upon.

TERMS OF THE PURCHASE AGREEMENT

     GENERAL. The Purchase Agreement sets forth the terms and conditions of the Sale. If the Stockholders approve the Sale in accordance with the provisions of the DGCL, and the other conditions contained in the Purchase Agreement are satisfied or waived, the Company will sell all of the issued and outstanding shares of capital stock of the Subsidiaries to Associates and the Company will receive upon closing ("Closing") of the Sale $895,696,661 in immediately available funds. Pursuant to the terms of the Purchase Agreement, Associates has also agreed to lend, or contribute capital to or purchase stock of, the Subsidiaries in order to fund the payment by the Subsidiaries of all amounts owing to the Company by the Subsidiaries or their subsidiaries (the "Intercompany Indebtedness"). The Intercompany Indebtedness will be repaid on the date of the Closing (the "Closing Date") immediately prior to the Closing.

     REPRESENTATIONS AND WARRANTIES. The Purchase Agreement includes representations and warranties by the Company regarding the following: (i) the authorization, execution and delivery of the Purchase Agreement; (ii) assuming authorization by the Stockholders, the validity, enforceability and binding nature of the Purchase Agreement; (iii) the noncontravention (except as specified) by the Purchase Agreement of any charter, by-law or organizational document, of any contract, commitment, agreement or arrangement, of any judgment, order, decree, law or statute; (iv) the absence of the need (except as specified) of any consents, approvals, permits or authorizations; (v) the organization, existence and good standing of the Subsidiaries;

(vi) the ownership of the capital stock of the Subsidiaries; (vii) the capitalization of the Subsidiaries; (viii) ownership of other equity interests;
(ix) compliance with the Securities and Exchange Commission (the "SEC") reporting requirements and the accuracy of information contained in such reports; (x) the absence of certain changes or events; (xi) pending or threatened litigation; (xii) payment of taxes and other tax matters; (xiii) employee benefit plans; (xiv) labor matters; (xv) the absence of the need (except as specified) of any governmental authorizations or approvals; (xvi) the inapplicability of certain "anti-takeover" statutes; (xvii) the required vote of the Stockholders; (xviii) broker's and finder's fees; (xix) guarantees; (xx) computer systems; (xxi) contracts and commitments; (xxii) insurance; (xxiii) ownership of personal property; (xxiv) leased and owned property; (xxv) compliance with certain laws concerning credit cards and related agreements;
(xxvi) credit cardholder agreements; and (xxvii) the accuracy of certain data and records.

     The Purchase Agreement includes representations and warranties by Associates regarding the following: (i) the organization, existence and good standing of the Associates; (ii) the noncontravention by the Purchase Agreement of any charter, by-law or organizational document, or any contract, commitment, agreement or arrangement, of any judgment, order, decree, law or statute; (iii) the accuracy of certain information to be supplied in connection with the preparation of this Proxy Statement; (iv) the financial ability of Associates to perform its obligations under the Purchase Agreement; and (v) the absence of certain changes.

     CONDUCT OF BUSINESS PENDING THE CLOSING. The Company has agreed that, prior to the Closing, the Company shall (i) cause the business of the Subsidiaries and their subsidiaries (the "Operating Companies") to be conducted in the ordinary course in substantially the same manner as heretofore conducted; (ii) make all reasonable efforts consistent with past practices to preserve the Operating Companies' relationships with customers and others with whom they deal; and
(iii) maintain in effect all insurance as to which the Operating Companies are beneficiaries. The Company has further agreed that, prior to the Closing, except as consented to by Associates in writing or as expressly provided for in the Purchase Agreement, neither of the Subsidiaries shall:

          (i) amend their certificate of incorporation or by-laws or similar documents;

          (ii) except for amounts necessary to repay the Intercompany Indebtedness, declare or pay any dividend or make any other distribution to their stockholders whether or not upon or in respect of any shares of their capital stock except for dividends necessary to pay any required tax payments by the Company or any required payments on the indebtedness of the Company;

          (iii) redeem or otherwise acquire any shares of their capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv) acquire by merger or consolidation, purchase or any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets that are material, individually or in the aggregate, to the Operating Companies;

          (v) sell, lease or otherwise dispose of any of their assets that are material, individually or in the aggregate, to the Operating Companies, except in the ordinary course of business;

          (vi) enter into or amend any agreement, contract or other arrangement by which the Operating Companies or any of their properties or assets are bound which has an aggregate future liability or receivable to any person in excess of $1,000,000 or is not terminable by the Operating Companies, as the case may be, by notice of not more than 60 days for an aggregate cost of less than $1,000,000;

          (vii) purchase any private label credit card portfolio involving a purchase price in excess of $10,000,000; or

          (viii) agree, whether in writing or otherwise, to do any of the foregoing.

     NO SOLICITATION. The Company has agreed it will not, and will not permit its Subsidiaries or any of their respective directors, officers, stockholders or representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Associates and its respective representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Company and its Subsidiaries; provided, however, that if the officers or directors of the Company shall be required by their fiduciary obligations under applicable law, based upon the advice of outside counsel to the Company, to enter into any such negotiations or discussions or to provide any such information or assistance to any third party, the Company may do so only if (A) the Board is advised by its financial advisor that the third party has the financial resources to consummate a "Superior Acquisition," and the Board determines that the third party is likely to submit a bona fide offer to consummate a Superior Acquisition (a "Third Party Acquisition Offer"); (B) the Company has provided Associates, as soon as reasonably practicable and in any event prior to such discussions, negotiations, disclosure or assistance, notice of the Company's intent to enter into such discussions or negotiations or to provide such information and/or assistance, the identity of such third party and, as soon as reasonably practicable after such terms are known by the Company, the terms of the Third Party Acquisition Offer; and (C) such third party has signed and delivered to the Company a confidentiality agreement.

     The Company has agreed to orally notify Associates immediately, followed by prompt written notice, of the receipt and the terms of any Third Party Acquisition Offer from any person, entity or group (other than from Associates), or of any request for information or access, with respect to any Third Party Acquisition Offer, or any indication from any person, entity or group that it or another person, entity or group is considering making a Third Party Acquisition Offer or such a request, which notice shall include the identity of the third party.

     For purposes of the foregoing paragraphs, a "Superior Acquisition" is a transaction in which any person or group proposes to commence a tender offer to acquire all of the outstanding company stock of the Company, or proposes a merger, consolidation or a sale of substantially all of the assets of the Company, pursuant to which the per share tender offer price or the per share merger or consolidation price or, in the case of an asset sale, the quotient obtained by dividing the aggregate purchase price for the assets by the total number of shares of Common Stock outstanding, is higher than the quotient obtained by dividing 895,696,661 by the total number of shares of Common Stock outstanding.

     CERTAIN OTHER COVENANTS. The Company has agreed as follows: (i) to cause the Subsidiaries to give Associates and its officers, employees, representatives, counsel and accountants full access, during normal business hours and upon reasonable notice, to the assets, personnel, properties, financial statements, contracts, books, records, working papers and other relevant information pertaining thereto of the Subsidiaries, to cause the Subsidiaries to furnish to Associates and its officers, employees, representatives, counsel and accountants such financial and operating data and other information with respect to the assets and business of the Subsidiaries as Associates shall from time to time reasonably request; provided, however, that such access shall be in a manner that does not unreasonably interfere with the normal operation of the Company's business; (ii) to take all action necessary to obtain the required Stockholder approval of the Purchase Agreement and transactions contemplated thereby (including the preparation and filing with the SEC of any required Schedule 14A or 14C); (iii) to discharge in full, at or immediately prior to the Closing, any and all amounts due from the Operating Companies to the Company or companies affiliated with the Company (other than the Operating Companies) which are outstanding at the Closing Date; (iv) from and after the Closing Date, to refrain from soliciting or employing former Company employees hired by Associates on the Closing Date for a period of two years; and (v) to maintain its corporate existence through the second anniversary of the Closing.

     In addition, the Company has agreed, at its sole cost and expense, immediately prior to Closing, to make all necessary and proper consolidation and elimination entries between the Company and the Subsidiaries and to make a capital contribution to the Subsidiaries such that after such contribution the assets obtained by Associates from the purchase of all the issued and outstanding capital stock of the Subsidiaries pursuant to the Purchase Agreement shall have a net value to Associates in accordance with generally accepted accounting principles equal to the net assets of the Company on a consolidated basis, reduced by certain specified amounts. For purposes of reference, the amount of the net assets of the Company on a consolidated basis was equal to $263,035,000 at December 31, 1997 (audited) and $274,076,000 at March 31, 1998
(unaudited).

Therefore, the amount of net assets to be obtained by Associates at Closing will be equal to $274,076,000 plus the amount of net income (or less the amount of any loss, as the case may be) recognized by the Company on a consolidated basis for the period beginning April 1, 1998 through the Closing Date, reduced by certain specified amounts.

     Associates has agreed to offer continued employment to all current employees of the Company and its subsidiaries, including any such employees who are absent from active employment for any reason as of the Closing Date as well as certain specified employees of NOVUS. All such employees whose employment is continued with Associates are referred to herein as the "Hired Employees." The continued employment of the Hired Employees shall not be construed to limit the ability of Associates to terminate the employment of any Hired Employee at any time for any reason, and the employment of the Hired Employees shall be subject to all of Associates' practices and policies, including its policy of employment-at-will, except to the extent such Hired Employees are otherwise party to an employment agreement. Associates will employ the Hired Employees at the same salary and wages and with benefits that are, in the aggregate, substantially similar or superior to those provided by the Company or the Subsidiaries, as the case may be, immediately prior to the Closing Date. Subject to the provisions described below, nothing in the Purchase Agreement shall limit Associates' right, at any time, to modify, amend or terminate any salary and wages payable, or benefit provided, to any or all Hired Employees on or after the Closing Date, including without limitation any Employee Welfare Benefit Plan or any Employee Pension Benefit Plan to the extent permitted by law; provided, however, that (i) for a period of at least 12 months following the Closing Date, Associates and its subsidiaries shall provide for the payment of severance benefits, salary continuation, salary in lieu of notice and similar benefits to any Hired Employee whose employment is terminated by Associates or its subsidiaries for any reason other than cause or long term disability, and the amount of such benefits shall be determined in accordance with the Company's severance policy in effect as of the date of the Purchase Agreement and (ii) thereafter the Hired Employees shall be entitled to such severance benefits, salary continuation, salary in lieu of notice or similar benefits that Associates provides to its other employees. For the purposes hereof, "Employee Pension Benefit Plan" means any employee pension benefit plan within the meaning of section 3(2) of ERISA, regardless of whether such plan is subject to ERISA, "Employee Welfare Benefit Plan" means any employee welfare benefit plan within the meaning of section 3(1) of ERISA, regardless of whether such plan is subject to ERISA.

     Associates has also agreed as follows: (i) to abide by the terms of its existing confidentiality agreement with the Company, except as specified; (ii) to take certain actions if required by the Worker Adjustment and Retraining Notification Act; (iii) to take any action necessary to secure regulatory approval for the Sale; (iv) to supply any requested information to the Company in connection with the preparation of the Proxy Statement and that such information will not contain an untrue statement of material fact or omit to state any material fact; and (v) to assume all obligations and liabilities of the Company (except as specified) as of the Closing Date.

     The Company and Associates have each agreed: (i) subject to the terms and conditions of the Purchase Agreement, to use its best efforts consistent with applicable legal requirements to cause the Closing to occur including cooperating in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all governmental entities and all third parties as may be required by the Company, on the one hand, and Associates, on the other hand, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and in seeking necessary consultation with and prompt favorable action by any such governmental entity or third party; (ii) to file as promptly as practicable, with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the Sale and any supplemental information requested in connection therewith pursuant to the HSR Act and any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act; and (iii) when reasonably requested by the other, to execute and deliver, or cause to be executed and delivered, all such documents and instruments and to take, or cause to be taken, all such further acts or other actions as the other may deem reasonably necessary or desirable to consummate the Sale.

     CONDITIONS TO CLOSING. The respective obligations of each of the Company and Associates to effect the Sale will be subject to the following conditions:
(i) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any governmental entity and no other legal restraint or prohibition preventing the Sale or any related transaction shall be in effect; (ii) the waiting period under the HSR Act applicable to the Sale will have terminated or expired; (iii) the Company and Associates will have fulfilled all applicable filing and reporting requirements, obtained all necessary consents and approvals and all applicable waiting periods will have expired; (iv) the Sale and all related transactions will have been approved by the Stockholders as required by Delaware law; and (v) if required, the Sale and all related transactions will have been approved by the stockholders of Associates as required by Delaware law.


     The obligation of the Company to effect the Sale will be subject to the satisfaction or waiver of the following additional conditions:


          (i) The representations and warranties of Associates contained in the Purchase Agreement qualified as to materiality will be true and correct, and those not so qualified will be true and correct in all material respects, as of April 18, 1998 and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Associates will have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by the Purchase Agreement to be performed, complied with or satisfied by it by the time of the Closing;

          (ii) There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which the Company is a plaintiff directly or derivatively) which, in the reasonable judgment of the Company, would, if issued, be reasonably likely to restrain or prohibit the consummation of the Sale or require rescission of the Purchase Agreement or such transactions or result in material damages to the Company, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the Sale not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the Sale illegal;

          (iii) Associates will have delivered the items to be delivered and made the payments to the Company and the Subsidiaries as required by the Purchase Agreement; and

          (iv) Each Subsidiary will have discharged in full any and all amounts due from such Subsidiary (or such Subsidiary's subsidiary) to the Company or companies affiliated with the Company (other than the Subsidiaries or their subsidiaries) that are outstanding at the Closing Date.


     The obligation of Associates to effect the Sale will be subject to the satisfaction or waiver of the following additional conditions:


          (i) The representations and warranties of the Company contained in the Purchase Agreement qualified as to materiality will be true and correct, and those not so qualified will be true and correct in all material respects, as of April 18, 1998 and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company will have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by the Purchase Agreement to be performed, complied with or satisfied by it by the time of the Closing;

          (ii) There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which the Company is a plaintiff directly or derivatively) which, in the reasonable judgment of the Company, would, if issued, be reasonably likely to restrain or prohibit the consummation of the Sale or require rescission of the Purchase Agreement or such transactions or result in material damages to the Company, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the Sale not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the Sale illegal; and

          (iii) NOVUS will have executed and delivered the Interim Servicing Agreement (as hereinafter defined).


     TAX MATTERS. The Company and Associates have agreed: (i) to make joint elections (with the Subsidiaries) under Sections 338(g) and 338(h)(10) of the Code and under any similar provisions of state law with respect to the Sale (the "338 Elections"), and (ii) for United States federal income tax purposes to mutually agree to a purchase price and allocation of that price among the assets of the Subsidiaries that are deemed to have been acquired pursuant to Section 338 of the Code. It is anticipated that as a result of the 338 Elections the Company will incur a lower tax liability than it otherwise would have incurred under alternative structures. In addition, as a result of the 338 Elections, subsequent to the Sale, the Subsidiaries will have a higher tax basis in their assets than their tax basis in such assets prior to the Sale.


     The Company has agreed to indemnify Associates for all taxes, other than taxes for which there are reserves as of the Closing Date, imposed upon the Subsidiaries or for which the Subsidiaries may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. Associates has agreed to indemnify the Company for all taxes imposed upon the Subsidiaries or for which the Subsidiaries may otherwise be liable for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. In addition, Associates has agreed to bear all transfer taxes which may be imposed or assessed as a result of the Sale.

     INDEMNIFICATION. The Company has agreed, for a specified period of time after the Closing, to indemnify Associates in the proportion that the number of shares of Common Stock issued and outstanding in the name of NOVUS immediately prior to the Closing Date bears to the total number of shares of Common Stock issued and outstanding immediately prior to the Closing Date, against certain losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) ("Claims") which arise out of, or are based upon, or result from the breach of certain of the Company's representations contained in the Purchase Agreement, subject to such Claims exceeding certain threshold amounts and subject to a limitation on the maximum amount recoverable for all such Claims.

     TERMINATION. The Purchase Agreement may be terminated and the Sale may be abandoned at any time prior to the Closing: (i) by the mutual written consent of the Company and Associates; (ii) by either the Company or Associates if the Closing does not occur on or prior to February 28, 1999 (other than due to the failure of the party seeking to terminate the Purchase Agreement to perform its obligations required to be performed as a condition to Closing); (iii) by either the Company or Associates, if any governmental entity shall have issued a judgment, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting any of the transactions contemplated by the Purchase Agreement, and such judgment, order or decree or other action shall have become final and nonappealable; or (iv) by Associates, if approval of the Stockholders will not have been obtained by reason of the Company's failure to call a Stockholders' meeting or the failure to obtain the required vote upon a vote held at the duly held meeting of the Stockholders or at any adjournment thereof.

     TERMINATION FEE. Associates has agreed to pay a break-up fee of $10 million to the Company if: (i) the Purchase Agreement is terminated because the Closing has not occurred by February 28, 1999 or because a governmental entity has issued a final and nonappealable judgment, order or decree or taken other action permanently enjoining, restraining or otherwise prohibiting the Sale; (ii) the termination arises out of certain bank regulatory requirements affecting Associates; and (iii) the Company is not then otherwise subject to any governmental order preventing the Company from consummating the Sale.


ANCILLARY AGREEMENTS

     THE VOTING AGREEMENT. NOVUS and Associates have entered into the Voting Agreement pursuant to which NOVUS has agreed to vote all of the shares of Common Stock owned by it (a) in favor of the Sale and (b) against (i) any proposal made in opposition to the Sale; (ii) any merger, consolidation, sale of assets, business combination, or reorganization of the Company or any of its Subsidiaries, with or involving any party other than Associates; (iii) any liquidation or winding up of the Company; and (iv) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Sale. In addition, NOVUS has agreed not to sell or transfer any of the shares of Common Stock owned by it. On the Record Date, NOVUS owned 20,000,000 shares of Common Stock, representing approximately 73.3% of the then issued and outstanding shares of Common Stock.

     NOVUS has also agreed that it will not, directly or indirectly: (i) take any action to seek, initiate or solicit any offer from any person, entity or group to acquire any shares of capital stock of the Company or its subsidiaries, to merge or consolidate with the Company or its subsidiaries, or to otherwise acquire any significant portion of the assets of the Company or its subsidiaries except for acquisitions solely of inventory in the ordinary course of business (a "Third Party Offer"), or (ii) engage in negotiations or discussions concerning a Third Party Offer or the business or assets of the Company or its subsidiaries with, or disclose financial information relating to the Company or its subsidiaries, or any confidential or proprietary trade or business information relating to the business of the Company or its subsidiaries to, or afford access to the properties, books or records of the Company or its subsidiaries to, any third party that may be considering a Third Party Offer.

     The Voting Agreement will terminate on the earliest to occur of (i) the prior termination of the Purchase Agreement; (ii) the consummation of the Sale; or (iii) January 18, 1999. Unless the Voting Agreement is terminated in accordance with its terms, NOVUS' obligation to vote in favor of the Sale is unconditional and absolute.

     THE ASSUMPTION AGREEMENT. At Closing, the Company and Associates will enter into an assumption agreement pursuant to which Associates will agree to assume and agree to pay, perform and discharge when due any and all liabilities and obligations of the Company whether absolute, contingent, known or unknown, accrued or otherwise that arise out of or relate to any period prior to the Closing; provided, however, Associates will not assume any fees and expenses incurred by the Company in connection with the execution and delivery of the Purchase Agreement and the consummation by the Company of the transaction contemplated thereby.


     THE INTERIM SERVICING AGREEMENT. At Closing, NOVUS and Associates will enter into an interim servicing agreement (the "Interim Servicing Agreement") pursuant to which, for seven and one-half months from the Closing Date, NOVUS will provide certain administrative services to the Subsidiaries after the Closing of the Sale. The Interim Servicing Agreement provides that NOVUS will render certain services to the Subsidiaries as Associates might request. However, NOVUS will not be required to provide any services to the Subsidiaries which NOVUS had not provided to the Subsidiaries prior to the closing. Associates will pay NOVUS for services rendered on a monthly basis and at the rate or under the formula previously charged to each Subsidiary for the service rendered. Associates will reimburse NOVUS for any expenses incurred in connection with the services rendered. The terms of the Interim Servicing Agreement were negotiated at arm's-length and the Company believes such terms to be commercially reasonable.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     In considering the recommendations of the Board, Stockholders should be aware that certain members of the Board and certain executive officers of the Company have certain interests in the Sale and the Merger that are in addition to the interests of the Stockholders generally and which may present them with potential conflicts of interest in connection with the transactions. The Board was aware of these interests and considered them, among other matters, in approving the Purchase Agreement, the Merger Agreement and the transactions contemplated thereby.


     RELATIONSHIP WITH MSDW. MSDW through NOVUS (its wholly owned subsidiary) owns approximately 73.3% of the outstanding shares of Common Stock. Five officers of MSDW or its affiliates (including the Chairman of the Board and Chief Executive Officer of MSDW) are members of the Board. In addition, the Chairman of the Board and Chief Financial Officer of the Company is an officer and director of MSDW. Morgan Stanley, the financial advisor to the Company, is a wholly owned subsidiary of MSDW. Morgan Stanley will receive as compensation for its services to the Company a fee of approximately $4.3 million upon consummation of the Sale. Since MSDW had advised the Board that it would only proceed with any sale of the Company to a third party in which the per share price payable to public Stockholders would not be less than the per share price payable to NOVUS, the Board concluded that such potential conflicts of interest were no different than those in a transaction that did not involve a merger with a related party. Moreover, the terms of Morgan Stanley's arrangement with the Company were approved by a separate vote of the independent directors of the Board and MSDW has agreed to contribute $500,000 to the Company to defray the expenses incurred by the Company in connection with the Sale and the Merger. In addition, since the Company will bear the entire federal income tax liability on the gain resulting from the Sale and will remain responsible for other tax liabilities and certain indemnification obligations under the Purchase Agreement, the per share amount of the net proceeds from the Sale allocable to NOVUS' shares will be effectively less than $32.02 per share.


     THE RETENTION PLAN. Certain of the Company's officers, including Mr. Robert
L. Wieseneck, the Company's President and Chief Executive Officer, are beneficiaries (the "Plan Participants") under the Company's Senior Management Retention Plan (the "Retention Plan"). The Retention Plan was adopted by the Board at its special meeting on November 19, 1997. The Board adopted the Retention Plan in order to maintain the focus of key executives of the Company on the management of the Company's business while discussions with prospective purchasers of the Company were in progress. The Retention Plan provides for the creation of two retention pools. The first pool will equal one-half of the prior year's total cash compensation (including deferred bonus) of the Plan Participants who remain as employees in good standing as of the close of any sale transaction and will be distributed immediately after the closing of the Sale. The amount to be received by each Plan Participant from the first retention pool shall be determined by the Compensation Committee of the Board immediately prior to closing. The second retention pool will equal one-half of the prior year's total cash compensation (including deferred bonus) of qualifying members who (1) do not have a position with the Company, Associates or MSDW after the closing of the Sale, (2) who leave the Company for "good reason" (as defined in the Retention Plan) within one year after the closing of the Sale or (3) who are terminated other than for cause by the Company or Associates within one year of the closing of the Sale. The amount distributed to each Plan Participant entitled to a distribution from the second retention pool shall equal 50% of their prior year's total cash compensation (including deferred bonus). Associates has agreed to assume all of the Company's obligations under the Retention Plan.


     THE INCENTIVE PLAN. Certain of the Company's officers, including Mr. Wieseneck, are participants in the Company's Incentive Plan (the "Incentive Plan"). The Incentive Plan was adopted by the Board at its special meeting in November 19, 1997. The Board adopted the Incentive Plan to incent certain key members of the Company's senior management to maximize the purchase price paid on any potential sale transaction involving the Company in order to achieve the greatest value for Stockholders. The Plan provides for the participants to receive an amount (the "Incentive Amount") equal to 3% of the gross proceeds of a sale of the Company or substantially all of its assets above a base price equal to $23.00 per share multiplied by the total number of shares of Common Stock outstanding at the time of any such sale transaction. The Incentive Amount attributable to the Sale is $8,049,523. The allocation of the Incentive Amount to the participants in the Incentive Plan will be determined by the Compensation Committee of the Board immediately prior to the closing of the Sale and will be paid at Closing.


     SALE OF MOUNTAINWEST RECEIVABLES. Contemporaneously with the execution of the Purchase Agreement, MountainWest Financial Corporation, a subsidiary of NOVUS ("MountainWest"), entered into a Sale and Purchase Agreement (the "MountainWest Agreement") with Associates Capital Bank, Inc., an indirect subsidiary of Associates ("ACB"), pursuant to which MountainWest agreed to sell to ACB all of its rights to certain accounts that are serviced by the Company, the receivables related to such accounts (the "Credit Receivables") and the rights and privileges of MountainWest under the merchant service agreements and certain other assets relating to the accounts (the "MountainWest Sale"). ACB has agreed to pay a purchase price equal to the total amount of Credit Receivables outstanding on the day before the closing of the sale multiplied by 1.0345, subject to certain post-closing adjustments. Because the MountainWest Agreement was negotiated contemporaneously with the Purchase Agreement, and because the MountainWest Sale is to an affiliate of Associates, there existed a potential for conflict of interest, particularly as to the consideration paid for the Credit Receivables. However, the consummation of the Sale and the MountainWest Sale are not contingent on one another and the negotiations for the MountainWest Sale were conducted at arm's-length. The Company believes that both the purchase price for the MountainWest Sale and the terms of the MountainWest Agreement are commercially reasonable.



     SHARE OWNERSHIP. As of the Record Date, executive officers and directors of the Company owned of record or beneficially an aggregate of [650,492] shares of Common Stock for which they will receive the Merger Consideration. In addition, the executive officers and directors of the Company hold options to purchase an
aggregate of                shares of Common Stock at a weighted average
exercise price of $     per share. As of the Effective Time (as defined below)
of the Merger, such options, whether or not otherwise vested or exercisable, shall entitle the holder thereof to payments in cash equal to the product of (x) the total number of shares of Common Stock subject to such option, and (y) the excess of the Merger Consideration over the per share exercise price of such option.


REGULATORY APPROVALS


     HART-SCOTT-RODINO ACT. Under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and the rules that have been promulgated thereunder by the FTC, the Sale may not be consummated unless certain information has been furnished to the Antitrust Division of the DOJ (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Company and Associates filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 10, 1998. The Company and Associates received early termination of the required waiting period under the HSR Act on June 19, 1998.



     BANK REGULATORY APPROVALS. Under the federal Change in Bank Control Act and the rules promulgated thereunder by the Federal Deposit Insurance Corporation ("FDIC"), certain transactions, including the Sale, require the submission of a notice to the FDIC. Such transactions may be consummated at the expiration of a specified time period, if the notice is not disapproved by the FDIC, or earlier, if the FDIC affirmatively indicates its intent not to disapprove the notice. The specified time period also may be extended by the FDIC. On June 5, 1998, the required notice was submitted to the FDIC. By letter dated August 4, 1998, the FDIC conveyed its intent not to disapprove the Sale and indicated that, for the FDIC's purposes, the Sale could proceed immediately. The affirmative approval of the South Dakota Division of Banking also is required with respect to the change in control of HSB prior to consummation of the Sale. At a hearing held on August 13, 1998, the South Dakota Division of Banking affirmatively approved the change in control of HSB effective immediately.


     OTHER REGULATORY APPROVALS. The Company believes that there are no other material approvals of regulatory bodies that are required in order to consummate the Sale or the Merger.

               PROPOSAL NO. 2 -- ADOPTION OF THE MERGER AGREEMENT


     Stockholders are being asked to adopt the Merger Agreement. The purpose of the Merger is to distribute to the public Stockholders their pro rata portion of the net proceeds of the Sale. Proposal 2 (regarding the Merger) is conditional upon approval of Proposal 1 (regarding the Sale), and the Merger will not be consummated if the Sale is not consummated. However, NOVUS, which owns 73.3% of the Company's Common Stock, has agreed to vote for Proposal No. 1 and intends to vote for Proposal No. 2. "See PROPOSAL NO. 1 -- APPROVAL OF THE SALE -- Ancillary Agreements -- The Voting Agreement."


TERMS OF THE MERGER AGREEMENT

     The following is a summary of the Merger Agreement, the full text of which is attached hereto as Annex III. Stockholders are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.


     GENERAL. The Merger Agreement sets forth the terms and conditions upon and subject to which the Merger is to be effected. If the Merger Agreement is adopted by the Stockholders in accordance with the provisions of the DGCL, and the other conditions contained in the Merger Agreement are satisfied or waived, Acquisition will merge with and into the Company, the separate corporate existence of Acquisition will cease, and the Company will continue as the Surviving Corporation, and will be a direct, wholly owned subsidiary of NOVUS. The Merger will become effective at the time that a Certificate of Merger is filed with the Secretary of State of the State of Delaware.


     At the Effective Time, each share of Common Stock (other than shares of Common Stock held by NOVUS and by any Stockholders who perfect their statutory appraisal rights under the DGCL) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted solely into the right to receive $32.02 in cash, without interest thereon. Such shares of Common Stock will no longer be outstanding and will be cancelled. Each share of Common Stock held by NOVUS will continue to be an issued and outstanding share of the capital stock of the Company, with the same rights and privileges attached to such share immediately prior to the Effective Time, but shall not be entitled to any payment, consideration or other distribution by reason of the Merger.

     Holders of shares of Common Stock who do not vote to adopt the Merger Agreement and who otherwise strictly comply with the provisions of the DGCL regarding statutory appraisal rights have the right to seek a determination of the fair value of their shares of Common Stock and payment in cash therefor in lieu of the Merger Consideration to which they would otherwise be entitled. See "-- Appraisal Rights."

     STOCK OPTIONS. Prior to the Effective Time, the Board shall take all action necessary to cancel, as of the Effective Time, each option outstanding under any of the Company's stock option plans on terms such that each option, whether or not otherwise exercisable, will no longer be exercisable for the purchase of shares of Common Stock, but shall entitle the holder thereof, in cancellation and settlement therefor, to a payment in cash (less any applicable withholding taxes, the "Cash Payment") equal to the product of (x) the total number of shares of Common Stock subject to such option, whether or not then vested or exercisable, and (y) the excess of the Merger Consideration over the per-share exercise price of such option, each such Cash Payment to be paid to each holder of an outstanding option at the Effective Time.


     DETERMINATION OF MERGER CONSIDERATION. The Merger Consideration to be distributed in connection with the Merger was determined by deducting estimated expenses of $13,563,000 which are expected to be incurred by the Company in connection with the Sale and the Merger and the amount payable to option holders in the Merger from the gross proceeds of the Sale. The expenses incurred by the Company include the payment of the Incentive Amount under the Incentive Plan, the fee to its financial advisor, Morgan Stanley, legal fees and various other fees and expenses incurred in connection with the Special Meeting. The $13,563,000 in expenses deducted from the gross proceeds of the Sale gives effect to the $500,000 that MSDW has agreed to contribute to the Company to defray its expenses incurred in connection with the Sale and the Merger. To the extent that expenses are greater than anticipated, the Company will pay such expenses out of the portion of the net proceeds of the Sale allocable to NOVUS.

     CONDITIONS TO THE MERGER. The respective obligations of each of the Company and Acquisition to effect the Merger are subject to the condition that (i) the Sale has closed; (ii) the Merger Agreement has been adopted by the holders of a majority of the shares of Common Stock issued and outstanding; and (iii) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered or enforced by any United States federal or state government, governmental agency or authority or court which remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

     ABANDONMENT. At any time prior to the Effective Time, the Merger Agreement may be terminated, and the Merger may be abandoned by the Board, notwithstanding adoption of the Merger Agreement by the Stockholders, or by the stockholder of Acquisition, or both, if, in the opinion of the Board, circumstances arise which make the Merger for any reason inadvisable.

EFFECTIVE TIME

     The Merger will be effective as of the date and time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time") in accordance with the DGCL.

PAYMENT FOR SHARES AND SURRENDER OF STOCK CERTIFICATES


     As a result of the Merger, holders (other than NOVUS) of certificates formerly evidencing shares of Common Stock will cease to have any equity interest in the Company. Promptly after the Effective Time, the Company will furnish each record holder of shares of Common Stock (other than NOVUS) a transmittal letter containing instructions with respect to the surrender of certificates previously representing shares of Common Stock. The transmittal letter will set forth the procedure for surrendering such certificates for exchange to the Exchange Agent. After the Effective Time and until surrendered, each stock certificate which represented shares of Common Stock (other than shares held by the Company, NOVUS, any of their respective subsidiaries and Stockholders who perfect their statutory appraisal rights under Delaware law) will evidence only the right to receive the Merger Consideration for each share of Common Stock represented. In order to receive the Merger Consideration, each former Stockholder will be required, following the Effective Time, to surrender such Stockholder's stock certificate(s), together with a duly executed and properly completed transmittal letter (and any other required documents), to the Exchange Agent. Thereafter, the Stockholder will receive as promptly as practicable in exchange therefor cash in an amount equal to the product of the number of shares of Common Stock formerly represented by such Stockholder's certificate(s) and $32.02. No interest will be paid on the cash payable upon the surrender of such certificate(s).


     After the Effective Time, there will be no transfers of shares of Common Stock (other than shares held by NOVUS) on the stock transfer books of the Company. If, after the Effective Time, certificates theretofore representing shares of Common Stock (other than shares held by NOVUS) are presented for transfer, they will be cancelled and exchanged for the Merger Consideration pursuant to the terms of the Merger Agreement.

     No transfer taxes will be payable in connection with any such payment for shares of Common Stock, except that if the check for such payment is to be delivered to a person other than the person in whose name the certificates surrendered are registered, the person requesting delivery of the check must, prior to the delivery thereof, either (a) pay to the Exchange Agent any resulting transfer taxes or other taxes or (b) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Merger Agreement will be liable to any holder of stock certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as otherwise indicated in the immediately preceding paragraph, the Company will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of stock certificates for the Merger Consideration. MSDW has agreed to contribute $500,000 to the Company to defray the expenses incurred by the Company in connection with the Sale and the Merger.

CERTAIN EFFECTS OF THE SALE AND THE MERGER



     Following the Merger, NOVUS will own 100% of the Surviving Corporation's outstanding capital stock and the Stockholders immediately prior to the Merger other than NOVUS will cease to have any ownership interests in the Company or rights of stockholders (other than statutory appraisal rights, in the case of those Stockholders who perfect such rights under Delaware law). The Stockholders will no longer benefit from any increases in the value of the Company or the Subsidiaries or any payment of dividends on the Common Stock of the Company and will no longer bear the risk of any decreases in the value of the Company or the Subsidiaries. The Company will sell substantially all of its assets in the Sale and after the Merger the Company will cease its current operations. The Company's assets after completion of the Sale and the Merger, the settlement of all expenses associated with the transactions and the subsequent distribution to public Stockholders of their share of the net proceeds of the Sale will be solely the portion of the net proceeds of the Sale attributable to NOVUS' 73.3% interest and its liabilities will include its indemnification obligations under the Purchase Agreement and its income tax liabilities related to the Sale.


     As a result of the Merger, the Common Stock of the Company will cease to be quoted on the NYSE and the Company will no longer be required to file periodic reports with the Commission.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.


FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER



     The following is a summary of material federal income tax consequences of the Merger to Stockholders who receive the Merger Consideration. This summary is based on the Code and Treasury Regulations (including Proposed Regulations and Temporary Regulations) promulgated thereunder, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This summary does not purport to discuss all tax consequences of the Merger to all Stockholders. In particular, the summary does not discuss the tax consequences of the Merger to any Stockholder that is subject to special tax rules, such as any Stockholder that is an insurance company, tax-exempt organization, financial institution, foreign person or broker dealer or who has acquired his, her or its shares upon the exercise of options or otherwise as compensation.



     The receipt of cash by a Stockholder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. In general, a Stockholder will recognize a gain or loss equal to the difference, if any, between the amount of cash received for his, her or its stock in the Merger (i.e., $32.02 per share) and the Stockholder's adjusted tax basis in such stock. A Stockholder will recognize such gain or loss as of the Effective Time. In general, such gain or loss will be a capital gain or loss, provided the Common Stock is a capital asset in the hands of the holder at the Effective Time, and will be long-term capital gain or loss if the Common Stock has been held for more than one year at such time or short-term capital gain or loss if the stock has been held for one year or less.


     BACKUP WITHHOLDING. The Company or the Exchange Agent will be required to withhold 31% of the gross proceeds payable to a Stockholder or other payee in the Merger unless the Stockholder or payee provides, in a properly completed substitute Form W-9 included with the transmittal letter (see "PROPOSAL NO.
2 -- ADOPTION OF THE MERGER AGREEMENT -- Payment for Shares and Surrender of Stock Certificates"), the Stockholder's taxpayer identification number and certifies under penalties of perjury that such number is correct and that the Stockholder is not subject to backup withholding, unless an exemption applies under applicable law and regulations. Therefore, unless such an exemption exists and is demonstrated in a manner satisfactory to the Company or the Exchange Agent, in accordance with the instructions that will accompany the substitute Form W-9, each Stockholder should complete and sign the substitute Form W-9 that will be made available to the Stockholder with the transmittal letter, so as to provide the information and certification necessary to avoid backup withholding.

     EACH STOCKHOLDER SHOULD CONSULT THE STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN THE STOCKHOLDER'S INDIVIDUAL CIRCUMSTANCES AND WITH RESPECT TO THE STATE, LOCAL OR OTHER INCOME TAX CONSEQUENCES OF THE MERGER. FURTHER, ANY STOCKHOLDER WHO IS A CITIZEN OF A COUNTRY OTHER THAN THE UNITED STATES SHOULD CONSULT THE STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX TREATMENT IN SUCH COUNTRY OF THE MERGER AND WITH RESPECT TO THE QUESTION OF WHETHER THE TAX CONSEQUENCES DESCRIBED ABOVE MAY BE ALTERED BY REASON OF THE PROVISIONS OF THE INTERNAL REVENUE CODE APPLICABLE TO FOREIGN PERSONS OR THE PROVISIONS OF ANY TAX TREATY APPLICABLE TO THE STOCKHOLDER.

APPRAISAL RIGHTS

     Holders of record of Common Stock who properly demand appraisal of their shares and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 which is reprinted in its entirety as Annex II to this Proxy Statement.

     Under the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

     Under Section 262, where a merger agreement is submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to such meeting, the company must notify each of the holders of shares of capital stock at the close of business on the record date for such meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice and the applicable statutory provision of the DGCL is attached to this Proxy Statement as Annex II. Any Stockholder who wishes to exercise appraisal rights should review the following discussion and Annex II carefully because the failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A Stockholder wishing to exercise appraisal rights must deliver to the Company, before the taking of the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock and such shares must not be voted in favor of adoption of the Merger Agreement. A holder of shares wishing to exercise such holder's appraisal rights must be the record holder of the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. Accordingly, a holder of shares who is the record holder of shares on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the consummation of the Merger, will lose any right to appraisal in respect of such shares. A holder of shares who votes against adoption of the Merger Agreement will not be deemed to have satisfied the notice requirement of such holder with respect to appraisal rights merely by so voting. The written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against adoption of the Merger Agreement.

     Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

     If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners. A record holder such as a broker who holds shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of Common Stock as to which appraisal is sought and the number of shares of Common Stock held in the name of the record owner. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares of Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of shares of Common Stock should be delivered to SPS Transaction Services, Inc. 2500 Lake Cook Road, Riverwoods, Illinois 60015,
Attention: Secretary, so as to be received before the taking of the vote on the adoption of the Merger Agreement and the Merger at the Special Meeting.

     Within 10 days after the Effective Time, the Company, as the Surviving Corporation, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any such Stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by all such Stockholders. If no such petition is filed, appraisal rights will be lost for all Stockholders who had previously demanded appraisal of their shares of Common Stock. Stockholders seeking to exercise appraisal rights should assume that the Surviving Corporation will not file a petition with respect to the appraisal of the value of shares of Common Stock and that the Surviving Corporation will not initiate any negotiations with respect to the "fair value" of shares of Common Stock. Accordingly, Stockholders who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

     Within 120 days after the Effective Time, any Stockholder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal were received by the Company, and the number of holders of such shares of Common Stock. Such statement must be mailed within ten days after the written request therefore has been received by the Surviving Corporation or within ten days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

     If a petition for appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger Consideration that they would otherwise receive if they did not seek appraisal of their shares of Common Stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community are otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

     Any Stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote his or her shares of Common Stock for any purpose nor, after the Effective Time, be entitled to the payment of dividends or other distributions thereon.

     If no petition for an appraisal is filed within the time provided, or if a Stockholder delivers to the Surviving Corporation a written withdrawal of his or her demand for an appraisal and an acceptance of the Merger, within 60 days after the Effective Time or with the written approval of the Surviving Corporation thereafter, then the right of such Stockholder to an appraisal will cease and such Stockholder shall be entitled to receive the Merger Consideration, without interest, as if he or she had not demanded appraisal of his or her shares of Common Stock. However, no appraisal proceeding pending in the Court of Chancery will be dismissed as to any Stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

     STOCKHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA


     The summary consolidated financial data presented below for, and as of the end of, each of the years in the five-year period ended December 31, 1997 are derived from the consolidated financial statements of the Company, which have been audited by Deloitte & Touche LLP, independent certified public accountants. The summary consolidated financial data presented below for the six-month periods ended June 30, 1998 and 1997 and as of June 30, 1998 and 1997 are derived from the unaudited consolidated financial statements of the Company included herein. In management's opinion, the unaudited information has been prepared on a basis consistent with the audited consolidated financial statements of the Company. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of results which may be expected for the entire year.



                                   SIX-MONTH PERIOD
                                   ENDED JUNE 30,(1)                       YEAR ENDED DECEMBER 31,(1)
                                -----------------------   ------------------------------------------------------------
                                   1998         1997         1997         1996         1995         1994        1993
                                ----------   ----------   ----------   ----------   ----------   ----------   --------
                                      (UNAUDITED)
INCOME STATEMENT DATA
Net operating revenues........  $  167,753   $  178,247   $  346,885   $  320,920   $  311,992   $  245,802   $205,494
Total operating expenses......     136,536      151,577      284,585      283,427      241,883      183,441    156,563
Pretax income.................      31,217       26,670       62,300       37,493       70,109       62,361     48,931
Income taxes..................      11,490       10,295       23,800       14,247       26,636       24,626     18,283
Net Income....................      19,727       16,375       38,500       23,246       43,473       37,735     30,648
Basic earnings per
  common share................        0.72         0.60         1.41         0.86         1.60         1.40       1.14
Diluted earnings per common
  share.......................        0.72         0.60         1.41         0.85         1.59         1.38       1.12
Ratio of Earnings to Fixed
  Charges(2)..................         1.9          1.7          1.8          1.5          2.0          6.0        6.3



                                         AS OF
                                      JUNE 30,(1)                            AS OF DECEMBER 31,(1)
                                -----------------------   ------------------------------------------------------------
                                   1998         1997         1997         1996         1995         1994        1993
                                ----------   ----------   ----------   ----------   ----------   ----------   --------
                                      (UNAUDITED)
BALANCE SHEET DATA
Credit card loans.............  $1,073,914   $1,338,600   $1,295,787   $1,637,507   $1,620,833   $  679,857   $246,710
Total assets..................   1,276,004    1,526,846    1,512,403    1,760,785    1,777,607      768,493    309,537
Deposits......................     563,834      494,064      510,294      463,435      382,343      205,537     72,852
Due to affiliates.............     332,303      712,194      639,066      982,547    1,110,811      161,573     55,869
Stockholders' equity..........     284,847      241,101      263,035      224,392      199,210      155,704    116,581
Return on average
  stockholders' equity........        14.5%        14.2%        15.8%        11.0%        24.5%        27.7%      30.2%
Book value per
  share -- Basic..............  $    10.45   $     8.86   $     9.67   $     8.26   $     7.35   $     5.76   $   4.32
Book value per
  share -- Diluted............  $    10.36   $     8.81   $     9.60   $     8.20   $     7.28   $     5.69   $   4.27
SUPPLEMENTAL DATA
Total loans(3)................  $1,653,914   $1,918,600   $1,875,787   $2,217,507   $2,229,992   $1,109,857   $676,710


---------------
(1) In thousands, except percentages, ratios and per share data.

(2) For the purpose of calculating the ratio of earnings to fixed changes, "earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor.

(3) Total loans represent both owned and securitized credit card loans.

                  CONTROLLING PERSONS, DIRECTORS AND EXECUTIVE
                    OFFICERS OF MSDW, NOVUS, ACQUISITION AND
                                  THE COMPANY

BACKGROUND OF NAMED PERSONS


     The Company, MSDW, NOVUS and Acquisition have jointly filed a Rule 13E-3 Transaction Statement with the Commission with respect to the Merger. The principal executive offices of MSDW are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. The principal executive offices of NOVUS, Acquisition and the Company are set forth in this Proxy Statement under the caption "SUMMARY -- THE PARTIES." MSDW, NOVUS, Acquisition and the Company are all Delaware corporations.



     Set forth on Annex IV hereto for each controlling person, director and executive officer of MSDW, NOVUS, Acquisition and the Company (collectively, the "Named Persons") is such person's: (i) name; (ii) business address; (iii) present principal occupation or employment, if such person is an individual, and the name and address of the organization in which such individual conducts such principal occupation or employment; and (iv) material occupation, positions, offices and employments during the past five years, if such person is an individual, and the name and address of the organizations in which such individual conducted such material occupations, positions, offices, and employments. All of the named persons are United States citizens.



     During the past five years neither the Company, MSDW, NOVUS, Acquisition nor any Named Person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violations of such laws.



     All information in the Proxy Statement concerning the named persons and any affiliates and associates referred to herein is to the best knowledge of the Company.


PAST CONTACTS, TRANSACTIONS, OR NEGOTIATIONS


     Except as described in this Proxy Statement, since January 1, 1996, neither MSDW, NOVUS, Acquisition nor any Named Person has had any contacts, negotiations or transactions with the Company concerning any acquisition, acquisition of securities, consolidation, election of directors, merger, tender offer, or sale or other transfer of a material amount of assets.


PLANS OR PROPOSALS


     Except as described in this Proxy Statement, neither the Company, MSDW, NOVUS, Acquisition nor any Named Person has any plan or proposal concerning any extraordinary corporate transaction involving the Company, any sale or transfer of a material amount of the Company's assets, any change in the Board or management, any material change in the Company's present dividend rate or the Company's present policy on indebtedness or capitalization, or any other change in the Company's corporate structure or business.


INTEREST IN THE COMPANY'S SECURITIES


     Except as described in this Proxy Statement, neither the Company, MSDW, NOVUS, Acquisition, any pension, profit sharing, or similar plan of the Company, MSDW, NOVUS, or Acquisition, any Named Person, nor any associate or majority owned subsidiary of the Company, MSDW, NOVUS, or Acquisition beneficially owns any shares of the Common Stock or has engaged in any transaction involving the shares of Common Stock during the past 60 days. The trustee for the Company's Tax Deferred Equity Participation Plan beneficially owns 33,486 shares of Common Stock.

CONTRACTS, ARRANGEMENTS, OR UNDERSTANDINGS CONCERNING THE COMPANY'S SECURITIES

     Except as described in this Proxy Statement, neither the Company, MSDW, NOVUS, Acquisition, nor any Named Person has any arrangement, contract, relationship, or understanding with any person with respect to any security of the Company, including any arrangement, contract, relationship, or understanding concerning the transfer or the voting of any security of the Company, any joint venture, any loan or option arrangement, any put or call, any guarantee of a loan, any guarantee against loss, or any giving or withholding of any authorization, consent, or proxy.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT SERVICES AGREEMENT WITH NOVUS

     The Company and NOVUS are parties to a Management Services Agreement, dated as of January 1, 1992 (the "Management Services Agreement"), pursuant to which NOVUS furnishes certain executive, accounting, financial, legal, tax, organizational, regulatory, insurance, personnel, employee benefit plans, management information systems, sales, marketing, purchasing, real estate and other services to the Company upon the Company's request. The nature and extent of the services provided by NOVUS under the Management Services Agreement and the annual rates charged for such services are made in accordance with the same policies and procedures under which NOVUS establishes such charges for its other subsidiaries and divisions. The Management Services Agreement is automatically renewed for successive one-year terms unless terminated as of the end of any term by either party upon 180 days written notice. The rates charged historically have reflected the Company's proportionate share of direct expenses (based upon estimates of time the various personnel have allocated to the Company) and the Company's proportionate share of allocated expenses (based upon a pre-determined formula that considers the relative level of personnel, revenues and income of the Company). The Management Services Agreement does not prohibit the Company from obtaining similar services from third parties.

FINANCING AGREEMENTS WITH MSDW; INTEREST RATE SWAP AND CAP AGREEMENTS


     Effective September 1, 1995, the Company and MSDW entered into an Amended and Restated Borrowing Agreement (the "Borrowing Agreement"), an Amended and Restated Bridge Agreement and a Facility Fee Letter Agreement (the "Facility Fee Agreement") (collectively, the "Financing Agreements"), pursuant to which MSDW has agreed to provide loans to the Company. Such loans may be either long-or short-term, as determined by MSDW and the Company, but will in any event mature upon the termination of the Borrowing Agreement. The maximum amount available under the Borrowing Agreement is $1.1 billion. The interest rate to be paid by the Company is equal to MSDW's actual cost of funds. The Borrowing Agreement expires on November 20, 1998.


     In connection with the Company's Financing Agreements with MSDW, under the Facility Fee Agreement, the Company has agreed to pay certain monthly Facility Fees to MSDW. In addition, the Company or SPS Payment may enter into interest rate swap and cap agreements from time to time with either MSDW or NOVUS pursuant to which the cost of funds borrowed on a floating rate basis by the Company, SPS Payment or HSB may effectively be fixed.

THIRD PARTY PROCESSING AND COOPERATIVE NETWORK SERVICE AGREEMENT AND TERMINAL SERVICE AGREEMENT WITH NOVUS SERVICES


     Pursuant to a Third Party Processing and Cooperative Network Service Agreement, dated as of January 2, 1992, as amended (the "Processing and Service Agreement"), NOVUS Services, Inc. ("NOVUS Services," successor to Discover Card Services, Inc.), an affiliated entity, and SPS Payment share electronic data links for VISA, MasterCard and American Express for the purposes of authorizing and completing NOVUS Services' transaction processing services. Effective January 1, 1998, SPS Payment and NOVUS Services amended the Processing and Service Agreement to extend its initial term through January 1, 2003. The Processing and Service Agreement will continue in effect thereafter unless terminated by either party upon 180 days written notice. In addition, pursuant to a Terminal Service Agreement, dated as of January 1, 1992, as amended (the "Terminal Service Agreement"), SPS Payment provides terminal maintenance, repair and preparation services to NOVUS Services. The Terminal Service Agreement is renewed for successive one-year terms unless the parties fail to agree on pricing for the additional term at least 180 days prior to the commencement of any additional term. The rates charged for the services provided by and to SPS Payment under the Processing and Service Agreement are determined by an allocation of costs (based on proportionate transaction volume). Such rates can only be changed by the mutual agreement of the parties. Under the Terminal Service Agreement, maintenance and repair fees are charged on a per item basis.

SYSTEM ACCESS AGREEMENT WITH NOVUS SERVICES


     SPS Payment and NOVUS Services both participate in the transaction processing industry. Each sells and leases terminals to its customers and provides credit card transaction processing services through these terminals. Both processing programs utilize the same communications network. NOVUS Services and SPS Payment entered into a System Access Agreement, effective August 1, 1992, as amended (the "System Access Agreement"). Pursuant to the System Access Agreement, SPS Payment provides NOVUS Services with access to certain applications of SPS Payment's point-of-sale transaction processing system that will assist NOVUS Services in its marketing of third-party transaction processing services. NOVUS Services pays SPS Payment a per transaction fee for all point-of-sale transactions processed through the network by SPS Payment and NOVUS Services for NOVUS Services clients, except for those transactions generated by certain large NOVUS services clients that have a direct interface with the NOVUS Services authorization system. NOVUS Services has agreed to annual minimum usage requirements. As contemplated by the Agreement, NOVUS Services may compete with SPS Payment in the processing of certain transactions, although SPS Payment will receive fees from NOVUS Services for such transactions. The term of the System Access Agreement expires on August 1, 2000.


SERVICE AGREEMENT WITH NOVUS SERVICES


     Effective September 1, 1996, SPS Payment entered into a Service Agreement (the "Service Agreement") with NOVUS Services in connection with NOVUS Services' co-brand and affinity card programs, whereby SPS Payment provides NOVUS Services credit card processing services, including credit review, authorization, collection and other related services for the specified programs. NOVUS Services pays SPS Payment a fee based upon the services provided, which fee can be increased if NOVUS Services does not achieve certain monthly minimum usage requirements. As long as NOVUS Services meets such minimum usage requirements, SPS Payment has agreed not to provide certain similar services to any third-party direct competitor of NOVUS Services. The initial term of the Service Agreement expires on the date two years after a specified minimum usage requirement is first achieved. Thereafter, the term of the Service Agreement will be renewed for additional one-year terms unless terminated by either party upon 90 days written notice prior to the end of any term.


DEBIT CARD PROCESSING LETTER AGREEMENT AND SALES LEAD LETTER AGREEMENT WITH NOVUS SERVICES

     Pursuant to a Debit Card Processing Letter Agreement, dated August 30, 1994 (the "Processing Letter Agreement"), NOVUS Services forwards requests for debit card transaction processing services from its merchant customers to SPS Payment, and SPS Payment provides such services pursuant to separate agreements with such merchants. SPS Payment then pays NOVUS Services a per transaction fee for each debit transaction so processed (for which SPS Payment receives a separate fee from the merchant customers), and a per location fee for each new merchant location established on SPS Payment's system through the Processing Letter Agreement. The Processing Letter Agreement had an initial term of three years and will remain in effect for successive one-year terms thereafter unless terminated by either party upon 90 days written notice before the end of any term. In addition, pursuant to a Sales Lead Letter Agreement, dated January 26, 1995 (the "Sales Lead Letter Agreement"), NOVUS Services provides SPS Payment with sales lead referrals for merchants in connection with SPS Payment's electronic transaction processing services business. For each such referred merchant, SPS Payment pays NOVUS Services an amount equal to 10% of the annual net profit attributed to the transaction processing services provided by SPS Payment to such merchant. The Sales Lead Letter Agreement is renewed for one-year terms each January 1 unless terminated by either party upon 60 days written notice prior to the end of any term.

MARKETING SERVICES AGREEMENT WITH NOVUS

     SPS Payment and NOVUS are parties to an Amended and Restated Marketing Services Agreement, dated January 1, 1996, as amended (the "Marketing Services Agreement"), pursuant to which SPS Payment provides marketing and sales services to NOVUS for the benefit of MountainWest. As compensation for such services, NOVUS has agreed to pay to SPS Payment an annual fee based on MountainWest's after-tax return on certain of its assets. The Marketing Services Agreement will continue until the day preceding the earliest to occur of (i) the date SPS Payment no longer provides services to MountainWest under the MountainWest Service Agreement (as hereinafter defined); (ii) the assignment of the MountainWest Service Agreement to a third-party that is not an affiliate of NOVUS; or (iii) the date on which SPS Payment and NOVUS are no longer affiliates.

SERVICE AGREEMENT WITH MOUNTAINWEST

     SPS Payment and MountainWest are parties to a Service Agreement, dated as of November 1, 1990, as amended (the "MountainWest Service Agreement"), pursuant to which SPS Payment provides an accounts receivable system and various credit services for MountainWest. Under the MountainWest Service Agreement, SPS Payment administers the programs for private label credit cards issued by MountainWest, which owns the credit card loans that are generated through use of such credit cards. SPS Payment generally charges MountainWest one all-inclusive fee for the services it provides with respect to consumer accounts, and one all-inclusive fee for those it provides with respect to commercial accounts, in each case under the programs owned by MountainWest. The fee for commercial accounts is generally based on the total number of such accounts and related customer inquiries under the programs for such accounts. The fee for consumer accounts is based on a percentage of the outstanding receivables relating to consumer accounts under the programs for such accounts. These all-inclusive fees are derived from historical component pricing for individual services. Effective January 1, 1996, SPS Payment and MountainWest amended the MountainWest Service Agreement to extend its term through December 31, 1998. The term of the MountainWest Service Agreement continues thereafter for consecutive one-year periods unless terminated by either party upon 180 days written notice prior to January 1 of any year.

OPERATIONAL OUTSOURCING SERVICE AGREEMENT WITH MOUNTAINWEST

     Pursuant to a Service Agreement, dated as of February 1, 1994, as amended (the "Outsourcing Service Agreement"), between SPS Payment and MountainWest, SPS Payment handles customer telephone inquiries in connection with MountainWest's Prime Option credit card program, including inquiries regarding matters such as account activation and balances, sales activity, payment history, billing statements and lost and stolen cards. SPS Payment generally charges MountainWest on a per call basis based on volume service levels and the type of services provided. The fees for services are consistent with the pricing methodology that SPS Payment uses to charge other operational outsourcing clients. The initial term of the Outsourcing Service Agreement expired on February 1, 1998 but the Agreement has been automatically renewed for a one-year period until February 1, 1999 and will be automatically renewed for additional one-year terms unless terminated by either party upon 60 days written notice prior to the term's expiration. MountainWest may also terminate the outsourcing service agreement upon 60 days notice.

HEADQUARTERS LEASE WITH NOVUS

     SPS Payment leases its headquarters, which cover approximately 94,950 square feet in Riverwoods, Illinois, from NOVUS pursuant to a Lease Agreement, dated February 1, 1993 (the "Lease Agreement"), for a specified base rent that includes real estate taxes and administrative and operating expenses and is subject to adjustments so that the base rental rate will not exceed the base rental rate charged to any NOVUS subsidiary or affiliate that is also headquartered in the building. Effective February 1, 1997, SPS Payment and NOVUS amended the Lease Agreement to extend its term through January 31, 2000, to increase the square footage under the Lease Agreement, and to provide that the Lease Agreement is renewable at SPS Payment's option for one three-year term at a specified base rental per square foot. SPS Payment also has a lease for approximately 2,400 additional square feet of office space in the same building in Riverwoods, Illinois, from NOVUS pursuant to a lease agreement made January 1, 1997, for a specified base rent that includes real estate taxes and administrative and operating expenses and is subject to adjustments so that the base rental will not exceed the base rental charged to any NOVUS subsidiary or affiliate that is also headquartered in the building. The term of the lease covering this additional space also expires January 31, 2000, and the lease is renewable at SPS Payment's option for one three-year term at a specified base rental per square foot.

SERVICE AGREEMENT WITH NEW CASTLE

     SPS Payment and Discover Card Bank of New Castle ("New Castle") are parties to a Service Agreement, dated as of January 1, 1991 (the "New Castle Service Agreement"), pursuant to which SPS Payment provides New Castle with an accounts receivable system and performs certain credit services for New Castle in connection with its private label credit card program. As compensation for such services, New Castle pays SPS Payment a fee calculated as a specified percentage of the monthly average of the accounts receivable balance for each private label program serviced pursuant to this Agreement. The term of the New Castle Service Agreement commenced January 1, 1991, and continues in effect thereafter unless terminated by either party by notice given at least 180 days prior to an anniversary date of the New Castle Service Agreement.

                   HISTORICAL MARKET PRICE AND DIVIDEND DATA

     Shares of Common Stock are listed for trading on the NYSE under the symbol "PAY." The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Common Stock as quoted on the NYSE. As
of the Record Date, the Company had        holders of record of Common Stock.
The closing market price for Common Stock on April 17, 1998, the last trading
day prior to the announcement of the proposed Sale, was $33.00. On             ,
1998, the latest practicable trading day prior to the date of this Proxy
Statement, the closing market price for the Common Stock was $       . At the
Effective Time, the shares of Common Stock will cease to be traded on the NYSE.

     The Company has never paid any cash dividends on the Common Stock.


                                                               HIGH     LOW
                                                              ------   ------
YEAR ENDED DECEMBER 31, 1996
  First Quarter.............................................  $32.50   $28.75
  Second Quarter............................................   30.75    17.00
  Third Quarter.............................................   18.13    13.50
  Fourth Quarter............................................   18.75    14.00
YEAR ENDED DECEMBER 31, 1997
  First Quarter.............................................   19.50    15.00
  Second Quarter............................................   20.88    15.00
  Third Quarter.............................................   23.50    18.13
  Fourth Quarter............................................   23.94    19.38
YEAR ENDED DECEMBER 31, 1998
  First Quarter.............................................   29.63    19.75
  Second Quarter............................................   34.13    27.31
  Third Quarter (through August 26, 1998)...................   31.75    31.25

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following information with respect to the outstanding shares of Common Stock and of common stock of MSDW beneficially owned by each director of the Company, the Chief Executive Officer and the four other most highly compensated executive officers of the Company, the directors and executive officers of the Company as a group and all beneficial owners of more than 5% of the Common Stock is furnished as of April 30, 1998. As of April 30, 1998, the Company was a 73.3% majority owned subsidiary of NOVUS, which in turn is a wholly owned, direct subsidiary of MSDW.

                                                       COMPANY                      MSDW
                                                    COMMON STOCK                COMMON STOCK
                                               -----------------------     ----------------------
                                                              PERCENT                    PERCENT
                                               NUMBER OF         OF        NUMBER OF        OF
                    NAME                       SHARES(1)      CLASS(2)     SHARES(1)     CLASS(2)
                    ----                       ----------     --------     ---------     --------
Robert W. Archer.............................      98,028(3)    *             67,400(4)    *
Richard F. Atkinson..........................      87,905(5)    *             93,256(6)    *
Serge Uccetta................................      13,237(7)    *              5,842(8)    *
David J. Peterson............................      27,743(9)    *              4,136(10)   *
Robert L. Wieseneck..........................     209,459(11)   *            247,206(12)   *
Frank T. Cary................................      17,810(13)   *                  0       --
Charles F. Moran.............................      10,697(14)   *             19,076(15)   *
Mitchell M. Merin............................         500       *            559,400(16)   *
Philip J. Purcell............................      22,002(17)   *          2,660,812(18)   *
Thomas C. Schneider..........................       1,002       *          1,118,357(19)   *
Dennie M. Welsh..............................       8,214(20)   *                  0       --
Christine A. Edwards.........................       2,002       *            606,458(21)   *
NOVUS Credit Services Inc....................  20,000,000       73.3               0       --
  2500 Lake Cook Road Riverwoods, IL 60015
All directors and executive officers as a
  group (17 persons).........................     650,492        2.4       5,352,519       *

---------------

 1. To the knowledge of the Company, each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. The number of shares includes shares of Common Stock owned through the SPS START and the Company's Employee Stock Purchase Plan and shares of MSDW common stock owned through the SPS START, the Dean Witter START Plan (Savings Today Affords Retirement Tomorrow) and the MSDW Employee Stock Purchase Plan as of April 30, 1998. The number of shares has been rounded to the nearest whole share.

 2. Shares subject to options exercisable within 60 days of April 30, 1998 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing and the percentage held by others. Percentages less than one percent are denoted by an asterisk.

 3. Includes 84,384 shares subject to options and 10,000 shares held through a partnership.

 4. Includes 38,817 shares subject to options.

 5. Includes 76,916 shares subject to options.

 6. Includes 66,178 shares subject to options.

 7. Includes 12,333 shares subject to options.

 8. Includes 5,500 shares subject to options.

 9. Includes 26,333 shares subject to options.

10. Includes 1,625 shares subject to options.

11. Includes 166,908 shares subject to options, 13,763 owned jointly with Mr. Wieseneck's spouse, 10,000 shares owned jointly with his brother and 14,936 shares owned by Mr. Wieseneck's children.

12. Includes 143,188 shares subject to options, 93,675 shares owned jointly with Mr. Wieseneck's spouse, 6,243 shares owned jointly with his brother and 4,101 shares owned by Mr. Wieseneck's children.



13. Includes 6,656 shares subject to options.



14. Includes 6,550 shares subject to options.


15. Includes 19,076 shares owned jointly with Mr. Moran's spouse.


16. Includes 332,031 shares subject to options.



17. Includes 2,000 shares held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian, as to which Mr. Purcell disclaims beneficial ownership.



18. Includes (1) 22,682 shares owned by Mr. Purcell's spouse, (2) 11,333 held in custodial accounts on behalf of Mr. Purcell's children for which he is custodian, as to which Mr. Purcell disclaims beneficial ownership, (3) 1,407,737 shares subject to options and (4) 56,055 shares corresponding to stock unit awards granted under certain of MSDW's equity-based employee benefit plans. The shares corresponding to the stock unit awards are held in trust and subject to certain voting agreements between MSDW, various employees of MSDW and the trustee of the trust that holds the shares on behalf of such employees.



19. Includes (1) 523,728 shares subject to options and (2) 10,834 shares corresponding to stock unit awards granted under certain of MSDW's equity-based employee benefit plans. The shares corresponding to the stock unit awards are held in trust and subject to certain voting agreements between MSDW, various employees of MSDW and the trustee of the trust that holds the shares on behalf of such employees.



20. Includes 6,656 shares subject to options.



21. Includes (1) 373,756 shares subject to options and (2) 9,771 shares corresponding to stock unit awards granted under certain of MSDW's equity-based employee benefit plans. The shares corresponding to the stock unit awards are held in trust and subject to certain voting agreements between MSDW, various employees of MSDW and the trustee of the trust that holds the shares on behalf of such employees.


                               FEES AND EXPENSES

     The Company estimates that the fees and expenses in connection with the Sale and Merger will be as set forth below. The Company will pay all of these fees and expenses except that MSDW has agreed to contribute $500,000 to the Company to defray such expenses.


Filing Fees............................................   $   179,139
Investment Banking Fees and Expenses...................     4,442,258
Incentive Amount.......................................     8,049,523
Legal Fees and Expenses................................     1,222,000
Printing and Mailing Costs.............................        65,000
Exchange Agent Fees and Expenses.......................        15,000
Miscellaneous..........................................        90,080
                                                          -----------
          TOTAL........................................   $14,063,000
                                                          ===========


     The Company will reimburse banks, custodians, fiduciaries, nominees, securities dealers, trust companies and other persons for their reasonable expenses in forwarding this proxy statement to the Stockholders. The Company will also reimburse such persons for their reasonable expenses in forwarding to the beneficial owners of the common stock the letter of transmittal and the instructions thereto that the Exchange Agent will send to the Stockholders following consummation of the Merger. The Company has also agreed to indemnify the Exchange Agent against certain liabilities and expenses in connection with the Merger.

                      WHERE YOU CAN FIND MORE INFORMATION


     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), including the Rule 13-E Transaction Statement on Schedule 13E-3 filed in connection with the Merger. Such reports and other information may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Avenue, 14th Floor, Chicago, Illinois 60661. Certain reports, proxy statements and other information filed by the Company may also be obtained at the Commission's World Wide Web site, located at http://www.sec.gov. The Company also files reports and other information with the NYSE. Such reports and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.



     The Commission allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Amendment No. 1 thereto on Form 10-K/A filed on April 30, 1998, Quarterly Reports on Form 10-Q for quarters ended March 31, 1998 and June 30, 1998 and Current Reports on Form 8-K dated April 22, 1998, May 5, 1998 and July 29, 1998. These documents contain important information about the Company and its financial performance.


     We are also incorporating by reference additional documents that we file with the Commission between the date of this Proxy Statement and date of the Special Meeting.

     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from SPS Transaction Services Inc., 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Investor Relations, (847) 405-3400.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     Deloitte & Touche LLP serves as the Company's independent public accountants. A representative of Deloitte & Touche LLP will be at the Special Meeting to answer questions, as appropriate, by Stockholders and will have the opportunity to make a statement if so desired.


                                 OTHER MATTERS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment, unless such authority is withheld.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            SPS TRANSACTION SERVICES, INC.

Riverwoods, Illinois
       , 1998

                                    ANNEX I

                          OPINION OF FINANCIAL ADVISOR

                                            PRELIMINARY DRAFT FOR
                                            INFORMATION PURPOSES ONLY


                                            August   , 1998


Board of Directors
SPS Transaction Services, Inc.
2500 Lake Cook Road
Riverwoods, IL 60015

     Members of the Board:

     We understand that SPS Transaction Services, Inc. ("SPS" or the "Company") and Associates First Capital Corporation ("Associates") have entered into a Stock Purchase Agreement dated as of April 18, 1998 (the "Stock Purchase Agreement") which provides for the sale (the "Sale") by SPS to Associates of all the issued and outstanding capital stock of SPS Payment Systems, Inc. and Hurley State Bank (collectively, the "Subsidiaries") for $895.7 million in cash (the "Aggregate Consideration"). We further understand that, at or immediately prior to the closing of the Sale, the Subsidiaries shall discharge in full all intercompany debt due to SPS or its affiliates which is outstanding as of the closing. In addition, SPS and Sail Acquisition, Inc., ("Sail Acquisition"), a wholly owned subsidiary of NOVUS Credit Services, Inc. ("NOVUS"), have entered into an Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), which provides for the merger (the "Merger") of Sail Acquisition with and into SPS as soon as practicable after the closing of the Sale. Pursuant to the Merger, each issued and outstanding share of Common Stock, par value $1 per share, of SPS (the "SPS Common Stock"), other than shares held by NOVUS or its affiliates or as to which dissenters' rights have been perfected, will be converted into the right to receive not less than $32 in cash (the "Per Share Consideration"). The terms and conditions of the Sale and the Merger are more fully set forth in the Stock Purchase Agreement and Merger Agreement, respectively.

     You have asked for our opinion as to whether (i) the Aggregate Consideration to be paid by Associates pursuant to the Stock Purchase Agreement is fair from a financial point of view to SPS and (ii) the Per Share Consideration to be paid to holders of shares of SPS Common Stock (other than NOVUS) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of SPS;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning SPS prepared by the management of SPS;

          (iii) analyzed certain financial projections prepared by the management of SPS;

          (iv) discussed the past and current operations and financial condition and the prospects of SPS with senior executives of SPS;

          (v) reviewed the reported prices and trading activity of SPS Common Stock;

          (vi) compared the financial performance of SPS and the prices and trading activity of SPS Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (vii) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions;

          (viii) participated in discussions and negotiations among representatives of SPS and Associates and their financial and legal advisors;

        (ix) reviewed the Stock Purchase Agreement, Merger Agreement and certain related documents; and

          (x) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of SPS. We have not made any independent valuation or appraisal of the assets or liabilities of SPS, nor have we been furnished with any such appraisals. In addition, we have assumed the Sale and the Merger will be consummated in accordance with the terms set forth in the Stock Purchase Agreement and Merger Agreement, respectively. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of SPS in connection with this transaction and will receive a fee for our services. Morgan Stanley & Co. Incorporated is an affiliate of Morgan Stanley Dean Witter & Co. ("Morgan Stanley"), which owns approximately 73.3% of the outstanding shares of Common Stock of SPS, and five officers of Morgan Stanley or its affiliates, including the Chairman of the Board and Chief Executive Officer of Morgan Stanley are members of the Board of Directors of SPS. In addition, the Chairman of the Board and Chief Financial Officer of SPS is an officer and director of Morgan Stanley. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for SPS and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of SPS and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Sale. In addition, we express no opinion or recommendation as to how holders of SPS Common Stock should vote in connection with the Sale and the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that (i) the Aggregate Consideration to be paid by Associates pursuant to the Stock Purchase Agreement is fair from a financial point of view to SPS and (ii) the Per Share Consideration to be paid to holders (other than NOVUS) of shares of SPS Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                            Very truly yours,

                                            MORGAN STANLEY & CO.
                                            INCORPORATED

                                            By:
                                            ------------------------------------
                                              R. Bradford Evans
                                              Managing Director

                                    ANNEX II

                   SECTION 262 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


     262 APPRAISAL RIGHTS. -- (a) any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.


     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:


          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or


          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.


     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.


     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.


     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.


     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.



     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.



     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   ANNEX III

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1998, is entered into between SPS Transaction Services, Inc., a Delaware corporation ("SPS"), and Sail Acquisition, Inc., a Delaware corporation ("Acquisition"). SPS and Acquisition are hereinafter sometimes collectively referred to as the "Constituent Corporations."


                                  WITNESSETH:

     WHEREAS, SPS and Acquisition are corporations duly organized and existing under the laws of the State of Delaware, governed by the provisions of the General Corporation Law of the State of Delaware ("DGCL") and of their respective Certificates of Incorporation and By-laws;

     WHEREAS, on the date of this Agreement, SPS has authority to issue 40,100,000 shares of capital stock, divided into two classes, namely: 100,000 shares of preferred stock, par value $1 per share ("Preferred Stock"), and 40,000,000 shares of common stock, par value $1 per share ("Common Stock");

     WHEREAS, on the date of this Agreement, NOVUS Credit Services Inc. ("Parent") is directly or indirectly the beneficial owner of 20,000,000 shares of Common Stock (the "Control Shares");

     WHEREAS, Acquisition is a wholly owned subsidiary of Parent;

     WHEREAS, SPS has entered into a Stock Purchase Agreement, dated April 18, 1998, with Associates First Capital Corporation ("Associates") pursuant to which SPS has agreed to sell to Associates substantially all of SPS's assets, consisting of all of the issued and outstanding capital stock of SPS's two subsidiaries, SPS Payment Systems, Inc. and Hurley State Bank, for a purchase price of $895,696,661 in cash (the "Sale");


     WHEREAS, the Board of Directors of SPS has ordered the distribution to the stockholders of SPS other than Parent of their proportionate share of the net proceeds from the Sale;


     WHEREAS, the respective Boards of Directors of SPS and Acquisition have, by resolutions duly adopted, approved this Agreement;

     WHEREAS, Parent has adopted this Agreement as the sole stockholder of Acquisition; and


     WHEREAS, the Board of Directors of SPS has directed that this Agreement be submitted to a vote of its stockholders;


     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SPS and Acquisition hereby agree as follows:


     1. Merger. Acquisition shall be merged with and into SPS (the "Merger"), and SPS shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and at the time of filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time").


     2. Governing Documents. The Certificate of Incorporation of SPS, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the By-laws of SPS, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, of the Certificate of Incorporation of the Surviving Corporation and applicable laws.

     3. Succession. At the Effective Time, the separate existence of Acquisition shall cease, and SPS shall become entitled to all the rights, privileges, powers and franchises of a public and private nature, and be subject to all the obligations, duties, restrictions and disabilities of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever

                                      III-1
account, as well as stock subscriptions and all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate vested, by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Acquisition shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceedings pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Acquisition, its stockholder, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Acquisition. The employees and agents of Acquisition shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Acquisition. The requirements of any plans or agreements of Acquisition involving the issuance or purchase by Acquisition of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation.



     4. Directors. The members at the Effective Time of the Board of Directors of SPS shall thereafter be the members of the Board of Directors of the Surviving Corporation until removed or replaced in accordance with the provisions of the Surviving Corporation's By-laws, Certificate of Incorporation and applicable laws.



     5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Acquisition such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Acquisition, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Acquisition or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.


     6. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:


          (a) each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than the Control Shares, shall be cancelled and be converted into, and become the right to receive: (i) in the case of such shares other than dissenting shares (defined below), upon compliance with the conditions set forth in Section 9(b), a cash payment equal to $32.02 (the "Merger Consideration"), without interest; and (ii) in the case of dissenting shares, the consideration set forth in Section 7 hereof;



          (b) each Control Share issued and outstanding immediately prior to the Effective Time, shall continue to be an issued and outstanding share of capital stock of the Surviving Corporation, with the same rights and privileges attached to such share immediately prior to the Effective Time, but shall not be entitled to any payment, consideration or other distribution by reason of the Merger; and


          (c) each share of capital stock of Acquisition, issued and outstanding immediately prior to the Effective Time, shall be cancelled and extinguished and no consideration shall be paid therefor.


     7. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders that have not voted such shares in favor of the Merger but have, instead, delivered a written demand for the appraisal of such shares in the manner provided in the DGCL (such shares, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration and the


                                      III-2
holders thereof shall only be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such shares as pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish that it is entitled to appraisal rights as provided in
Section 262 of the DGCL, or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn the demand for appraisal of such shares or lost the right to appraisal and payment of such shares under Section 262 of the DGCL, or
(iii) if neither the Surviving Corporation nor such holder of dissenting shares shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share of Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation the Merger Consideration, without interest thereon, as provided in Section 6 hereof.


     8. Condition to Merger. The consummation of the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) consummation of the Sale;

          (b) the Merger Agreement shall have been adopted by the holders of a majority of shares of Common Stock issued and outstanding; and

          (c) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered or enforced by any United States federal or state government, governmental agency or authority or court which remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

     9. Exchange of Certificates.

          (a) From and after the Effective Time, a bank or trust company to be designated by SPS (the "Exchange Agent") shall act as exchange agent in effecting the exchange of the Merger Consideration for certificates representing shares of Common Stock entitled to payment pursuant to Section 6 (the "Certificates").

          (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in surrendering Certificates and receiving the Merger Consideration therefor. Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be unconditionally entitled to receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of shares of Common Stock formerly represented by such Certificate, and such Certificate shall be cancelled. Until so surrendered, each such Certificate shall represent solely the right to receive, upon compliance with the conditions set forth in this subsection 9(b), an amount equal to the Merger Consideration multiplied by the number of shares of Common Stock formerly represented by such Certificate. No interest shall be paid or accrue on the Merger Consideration payable upon the surrender of the Certificates. If any Merger Consideration is to be paid to a person (the "Payee") other than the person in whose name the Certificate surrendered in exchange therefor is registered (the "Record Holder"), such Certificate shall be accompanied by all documents required to evidence and effect the transfer of the rights represented by such Certificate from the Record Holder to the Payee, and it shall be a condition to such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to the Payee, or that such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.
                                      III-3

          (c) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent's duties shall terminate, and any funds deposited with the Exchange Agent that remain unclaimed by holders of Certificates shall be paid to the Surviving Corporation upon demand. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation along with the applicable letter of transmittal and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of shares of Common Stock formerly represented by such Certificate, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

          (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock other than the Control Shares. If, after the Effective Time, Certificates (other than Certificates relating to the Control Shares) are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the applicable Merger Consideration, as provided herein, subject to applicable law in the case of Dissenting Shares.


     10. Options. Prior to the Effective Time, the Board of Directors of SPS (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and use its reasonable good faith efforts to take all other actions necessary to provide for the surrender to the issuer, effective at the Effective Time, of all the outstanding stock options, warrants or rights to purchase shares of Common Stock heretofore granted (collectively, the "Options") under any outstanding stock option plan or pursuant to any outstanding warrant agreement or any other outstanding plan, program or arrangement of SPS providing for the issuance or grant of any other interest in respect of the capital stock of SPS or any subsidiary of SPS (collectively, the "Stock Plans") on terms such that, immediately prior to the Effective Time, (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Common Stock, but shall entitle each holder thereof, in cancellation and settlement therefor, to payments in cash (less any applicable withholding taxes, the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject to such Option, whether or not then vested or exercisable, and (y) the excess of the Merger Consideration over the per-share exercise price of such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time, and (ii) each share of Common Stock previously issued in the form of a grant of restricted stock or grant of contingent shares shall become fully vested, whether or not then vested; provided, however, that with respect to any person subject to
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), such surrender to the issuer under either clause (i) or (ii) above shall be approved in advance by the Board of Directors of SPS (or an appropriate committee thereof) so as to cause such dispositions to be exempt under Rule 16b-3. Any then outstanding stock appreciation rights or limited stock appreciation rights shall be canceled immediately prior to the Effective Time without any payment therefor, notwithstanding the terms of any Stock Plan. Notwithstanding any other provision of this Section 10 to the contrary, the Cash Payment may be withheld with respect to any Option until necessary consents and releases are obtained.


     11. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented, at any time before or after adoption of this Agreement by the stockholders of SPS, by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, after the adoption of this Agreement by the stockholders of SPS, no such amendment shall be made which by law requires the further approval of the stockholders of SPS without such further approval.

     12. Abandonment. At any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of SPS, this Agreement may be terminated, and the Merger may be abandoned by the Board of Directors of SPS and Acquisition, notwithstanding approval of this Agreement by the stockholders of SPS, or by the stockholder of Acquisition, or both, if, in the opinion of the Board of Directors of SPS and Acquisition, circumstances arise which make the Merger for any reason inadvisable.

                                      III-4

     13. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two counterparts, both of which shall constitute one and the same Agreement.

     14. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, (ii) is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                            SPS TRANSACTION SERVICES, INC.


                                            By:   /s/ THOMAS C. SCHNEIDER


                                              ----------------------------------

                                              Name: Thomas C. Schneider

                                              Title:  Chairman and Chief
                                                Financial Officer

                                            SAIL ACQUISITION, INC.


                                            By:    /s/ PHILIP J. PURCELL


                                              ----------------------------------
                                              Name: Philip J. Purcell
                                              Title:  President

                                      III-5

                                    ANNEX IV

                INFORMATION CONCERNING DIRECTORS AND OFFICERS OF
                    THE COMPANY, MSDW, NOVUS AND ACQUISITION

     1. Set forth below are the name, age, business address, position with SPS Transaction Services, Inc., present principal occupation or employment and five-year employment history of each director and executive officer of SPS Transaction Services, Inc. Directors are indicated by asterisk. Each person listed below is a citizen of the United States. Unless otherwise indicated, the address of the following individuals is 2500 Lake Cook Road, Riverwoods, Illinois 60015. All officers serve at the pleasure of the Board of Directors of SPS Transaction Services, Inc.


                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Thomas C. Schneider (61)*..............  Chief Financial Officer and Director of the Company since its formation and Chairman of the Board of Directors of
                                         the Company since April 1997; Executive Vice President and
                                         Director of MSDW since May 1997; Chief Strategic and
                                         Administrative Officer of MSDW from May 1997 until June
                                         1998; Executive Vice President and Chief Financial Officer
                                         of Dean Witter, Discover & Co. ("DWD") from 1987 to May
                                         1997; Executive Vice President and Chief Financial Officer
                                         of NOVUS since 1987 and Director of NOVUS since 1986;
                                         Chief Financial Officer of Dean Witter Reynolds Inc.
                                         ("DWR") since 1987, Executive Vice President of DWR since
                                         1984 and Director of DWR since 1981.
Philip J. Purcell (54)*................  Director of the Company since its formation and Chairman of the Board of Directors from its formation to April
                                         1997; Chairman of the Board of Directors and Chief
                                         Executive Officer of MSDW since May 1997; Chairman of the
                                         Board of Directors and Chief Executive Officer of DWD from
                                         August 1986 to May 1997; Chairman of the Board of
                                         Directors and Chief Executive Officer of DWR and NOVUS
                                         since 1986; Trustee or Director of approximately 87
                                         registered investment companies for which Morgan Stanley
                                         Dean Witter Advisors Inc. ("Advisors") serves as
                                         investment manager or investment adviser.
Robert L. Wieseneck (60)*..............  President, Chief Executive Officer and Director of the
                                         Company since its formation; President of SPS Payment
                                         since 1987 and Director of SPS Payment since 1988;
                                         President and Director of HSB since 1989; Director of
                                         NOVUS since 1991 and Executive Vice President of NOVUS
                                         from December 1986 to April 1987 and since April 1988.
Christine A. Edwards (45)*.............  Director of the Company since April 1997, General Counsel of the Company since 1993 and Secretary of the Company
                                         from its formation until 1997; Executive Vice President,
                                         Chief Legal Officer and Secretary of MSDW since May 1997;
                                         Executive Vice President, General Counsel and Secretary of
                                         DWD from January 1991 to May 1997; Director, Executive
                                         Vice President, General Counsel and Secretary of DWR since
                                         January 1991; Director, Executive Vice President, General
                                         Counsel and Secretary of NOVUS since January 1991.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Mitchell M. Merin (45)*................  Director of the Company since 1994; President and Chief
                                         Executive Officer of Advisors since 1997; Executive Vice
                                         President and Chief Administrative Officer of DWD from
                                         1994 until 1997; Executive Vice President of DWR since
                                         1990 and Chief Administrative Officer since 1994;
                                         Executive Vice President of NOVUS since 1994 and Director
                                         since 1994.
Frank T. Cary (77)*....................  Director of the Company since 1992; Chief Executive
                                         Officer of International Business Machines Corporation
                                         ("IBM") from 1973 until 1981 and Chairman of the Board of
                                         IBM from 1973 until 1983; Director of Celgene Corporation,
                                         Cygnus Therapeutic Systems, Icos Corporation, Lexmark
                                         International, Inc., Lincare, Inc., Seer Technology Inc.
                                         and Teltrend Inc.
Charles F. Moran (68)*.................  Director of the Company since its formation; Director of
                                         HSB since January 1996; Senior Vice President,
                                         Administration of Sears, Roebuck and Co. ("Sears") from
                                         1989 until his retirement in 1993; Director of Thermadyne
                                         Holdings Inc., Donnelley Enterprise Solutions Inc. and
                                         Advantica Restaurant Group Inc.
Dennie M. Welsh (55)*..................  Director of the Company since 1993; Senior Vice President of IBM since January 1998; Senior Vice President and Group
                                         Executive, IBM Global Services from April 1997 until
                                         December 1997 and General Manager, IBM Global Services
                                         from January 1995 until April 1997; Chairman of the Board
                                         of Directors of Integrated Systems Solutions Corporation,
                                         a wholly owned subsidiary of IBM, and President and Chief
                                         Executive Officer from 1991 until 1993.
Robert W. Archer (60)..................  Senior Vice President -- Sales/Operations of the Company
                                         and of SPS Payment since 1997; Senior Vice
                                         President -- Sales and Senior Vice President of SPS
                                         Payment from 1994 to 1997; Vice President  -- Sales from
                                         1992 until 1994 and Vice President of SPS Payment from
                                         1988 until 1994.
Richard F. Atkinson (62)...............  Senior Vice President -- Private Label Consumer of the
                                         Company and of SPS Payment since 1997; Senior Vice
                                         President -- Operations of the Company and Senior Vice
                                         President of SPS Payment from 1994 until 1997; Vice
                                         President -- Operations from 1992 until 1994 and Vice
                                         President of SPS Payment from 1986 until 1994; Senior Vice
                                         President of HSB since 1991.
David J. Peterson (41).................  Senior Vice President -- Commercial Technology Services of
                                         the Company and of SPS Payment since 1997; Vice
                                         President -- Network Services and Corporate Development
                                         from 1995 to 1997 and Vice President -- Corporate
                                         Development from 1994 until 1995; Investment Banker for
                                         DWR from 1987 until 1993.
Russell J. Bonaguidi (47)..............  Vice President and Controller of the Company since 1994;
                                         Vice President and Controller of HSB and SPS Payment since
                                         1994; National Manager of Credit Card Banking for Sears
                                         from 1992 until 1994 and Vice President -- Controller of
                                         Prime Option Services, Inc. (an affiliate of the Company)
                                         from 1990 until 1992.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Robert J. Ferkenhoff (56)..............  Vice President and Chief Information Officer of the
                                         Company since 1994 and of SPS Payment since 1993; Vice
                                         President -- Information Technology from 1993 until 1994
                                         and Vice President -- Information Services for Sears
                                         Merchandise Group from 1989 until 1993.
Larry H. Myatt (54)....................  Vice President -- Marketing and Administration of the
                                         Company and of SPS Payment since 1996; Vice
                                         President -- Marketing and Product Development from 1992
                                         until 1996 and Vice President of SPS Payment since 1986.
Ruth M. O'Brien (44)...................  Vice President -- TeleServices of the Company and of SPS
                                         Payment since 1996; Director of Operational Outsourcing
                                         for SPS Payment and Director of Client Services for SPS
                                         Payment from 1994 until 1996, and from 1990 until 1994,
                                         respectively.
Serge J. Uccetta (52)..................  Vice President -- Private Label Commercial of the Company
                                         and of SPS Payment since 1997; Vice President -- Card
                                         Services from 1995 to 1996 and Vice President -- Card
                                         Services of SPS Payment since 1993; Director of Commercial
                                         Accounts from 1993 until 1995; Director -- Strategic
                                         Programs of Citibank from 1991 until 1993.
Mary Ann Warniment (49)................  Vice President -- Electronic Marketing of the Company and
                                         of SPS Payment since 1997; Vice President -- Electronic
                                         Information Services from 1993 to 1997 and Vice President
                                         of SPS Payment since 1990; Vice President -- Information
                                         Technology from 1992 until 1993.



     2. Set forth below are the name, age, business address, position with Morgan Stanley Dean Witter & Co., present principal occupation or employment and five-year employment history of each director and executive officer of Morgan Stanley Dean Witter & Co. Directors are indicated by asterisk. Each person listed below is a citizen of the United States. Unless otherwise indicated, the address of the following individuals is 1585 Broadway, New York, New York 10036. All officers serve at the pleasure of the Board of Directors of Morgan Stanley Dean Witter & Co.



                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Philip J. Purcell (54)*................  Chairman of the Board of Directors and Chief Executive
                                         Officer of MSDW since the merger of Morgan Stanley Group
                                         Inc. ("MSG") with and into DWD on May 31, 1997 (the "MSDW
                                         Merger"); Chairman of the Board of Directors and Chief
                                         Executive Officer of DWD from August 1986 until the MSDW
                                         Merger; Chairman of the Board of Directors and Chief
                                         Executive Officer of DWR and NOVUS since 1986; Trustee or
                                         Director of approximately 87 registered investment
                                         companies for which Advisors serves as investment manager
                                         or investment adviser; Director of the Company since its
                                         formation and Chairman of the Board of Directors from its
                                         formation to April 1997.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
John J. Mack (53)*.....................  President, Chief Operating Officer and Director of MSDW
                                         since the MSDW Merger; Director and Managing Director of
                                         Morgan Stanley & Co. Incorporated ("MS&Co.") since January
                                         1979 and President from June 1993 to May 1997; President
                                         of MSG from June 1993 until the MSDW Merger; Chairman of
                                         MSG's Operating Committee from March 1992 until the MSDW
                                         Merger; Director and a Managing Director of MSG from
                                         December 1987 until the MSDW Merger.
Thomas C. Schneider (61)*..............  Director and Executive Vice President of MSDW since the
                                         MSDW Merger; Chief Strategic and Administrative Officer of
                                         MSDW from the MSDW Merger until June 1998; Executive Vice
                                         President and Chief Financial Officer of DWD from 1987 to
                                         May 1997; Executive Vice President and Chief Financial
                                         Officer of NOVUS since 1987 and Director of NOVUS since
                                         1986; Chief Financial Officer of DWR since 1987, Executive
                                         Vice President of DWR since 1984 and Director of DWR since
                                         1981; Chief Financial Officer and Director of the Company
                                         since its formation and Chairman of the Board of Directors since April 1997.
Robert P. Bauman (67)*.................  Director of MSDW since the MSDW Merger and Director of MSG from April 1996 until the MSDW Merger; Non-executive
                                         Chairman of British Aerospace PLC from May 1994 until May
                                         1998; Chairman of BTR PLC since May 1998 and Deputy
                                         Chairman and non-executive Director of BTR PLC from
                                         October 1997 until May 1998; Chief Executive Officer of
                                         SmithKline Beecham PLC from 1989 until April 1994;
                                         Director of CIGNA Corporation since 1990 and Union Pacific
                                         Corporation since 1987; Non-executive Director of Reuters
                                         Holdings PLC since March 1994.
Edward A. Brennan (64)*................  Director of MSDW since the MSDW Merger and Director of DWD from February 1993 until the MSDW Merger; Former Chairman
                                         of the Board of Directors, President and Chief Executive
                                         Officer of Sears, having served in such capacities for
                                         more than five years until his retirement in August 1995;
                                         Director of AMR Corporation since October 1997, Minnesota
                                         Mining and Manufacturing Company since May 1986, The
                                         Allstate Corporation ("Allstate") since February 1993,
                                         Unicom Corporation since September 1995, Dean Foods
                                         Company and The Sabre Group Holdings, Inc. since March
                                         1996.
Diana D. Brooks (47)*..................  Director of MSDW since December 1997; President and Chief
                                         Executive Officer of Sotheby's Holdings, Inc. since April
                                         1994; President and Chief Executive Officer of Sotheby's
                                         Worldwide Auction Business from April 1993 to April 1994
                                         and of Sotheby's North America from November 1992 to April
                                         1993.
Clarence B. Rogers, Jr. (68)*..........  Director of MSDW since the MSDW Merger and Director of DWD from February 1993 to the MSDW Merger; Chairman of the
                                         Board of Directors of Equifax Inc. since October 1992;
                                         Chairman of the Board of Directors of ChoicePoint Inc.
                                         since August 1997; Chief Executive Officer of Equifax for
                                         more than five years until December 1995; Director of
                                         Sears, Briggs & Stratton Corporation, Oxford Industries,
                                         Inc. and Teleport Communications Group, Inc.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Richard B. Fisher (61)*................  Director and Chairman of the Executive Committee of the
                                         Board of Directors of MSDW since the MSDW Merger; Chairman of the Board of Directors of MS&Co. since January 1991 and
                                         Director and Managing Director of MS&Co. since July 1970;
                                         Chairman of the Board of Directors and Managing Director
                                         of MSG from January 1991 until the MSDW Merger; Managing
                                         Director of MSG from July 1975 until the MSDW Merger;
                                         Director of MSG from July 1975 to December 1990; President of MSG from January 1984 until December 1990.
Miles L. Marsh (50)*...................  Director of MSDW since the MSDW Merger and Director of DWD from December 1996 until the MSDW Merger; Chairman and
                                         Chief Executive Officer of Fort James Corporation since
                                         August 1997; Chairman of James River Corporation from
                                         January 1996 until August 1997 and President and Chief
                                         Executive Officer from October 1995 until August 1997;
                                         Chairman and Chief Executive Officer of Pet Inc. from
                                         March 1991 to February 1995; Director of GATX Corporation
                                         and Whirlpool Corporation.
Laura D'Andrea Tyson (51)*.............  Director of MSDW since the MSDW Merger and Director of MSG from April 1997 until the MSDW Merger; Dean, Haas School
                                         of Business, University of California, Berkeley since July
                                         1998; Class of 1939 Professor of Economics and Business
                                         Administration at the University of California, Berkeley
                                         since January 1997; served from January 1993 through March
                                         1995 as the 16th Chair of the White House Council of
                                         Economic Advisors and from April 1995 through December
                                         1996 as Chair of the President's National Economic Council
                                         and the President's National Economic Advisor; Director of
                                         Ameritech Corporation since April 1997 and Eastman Kodak
                                         Company since May 1997.
Daniel B. Burke (69)*..................  Director of MSDW since the MSDW Merger and Director of MSG from February 1994 until the MSDW Merger; Chief Executive
                                         Officer of Capital Cities/ABC, Inc. ("Capital Cities")
                                         from 1990 until he retired in February 1994; President and
                                         Chief Operating Officer of Capital Cities from 1986 until
                                         February 1994 and Director from 1967 until February 1996;
                                         Director of Consolidated Rail Corporation, Darden
                                         Restaurants, Inc., Rohm and Haas Company and The
                                         Washington Post Company.
C. Robert Kidder (53)*.................  Director of MSDW since the MSDW Merger and Director of DWD from July 1993 until the MSDW Merger; Chairman of the
                                         Board of Directors and Chief Executive Officer of Borden,
                                         Inc. since January 1995; Chairman and Chief Executive
                                         Officer of Duracell International Inc. from August 1991 to
                                         October 1994; Director of AEP Industries Inc. and
                                         Electronic Data Systems Corporation.
Michael A. Miles (59)*.................  Director of MSDW since the MSDW Merger and Director of DWD from February 1993 to May 1994 and from January 1995 to
                                         May 1997; Special limited partner in Forstmann Little &
                                         Company since January 1995; Chairman of the Board of
                                         Directors and Chief Executive Officer of Philip Morris
                                         Companies Inc. from September 1991 to July 1994; Director
                                         of Sears, Allstate, Time Warner Inc. and Dell Computer
                                         Corporation.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Allen E. Murray (69)*..................  Director of MSDW since the MSDW Merger and Director of MSG from November 1992 until the MSDW Merger; Chairman of the
                                         Board of Directors and Chief Executive Officer of Mobil
                                         Corporation ("Mobil") from February 1986 until his
                                         retirement in March 1994, and Director from May 1977 until
                                         March 1994; President and Chief Operating Officer of Mobil
                                         from November 1984 until March 1993; Director of Lockheed
                                         Martin Corporation, Metropolitan Life Insurance Company
                                         and Minnesota Mining and Manufacturing Company.
Robert G. Scott (52)...................  Executive Vice President and Chief Financial Officer of
                                         MSDW since the MSDW Merger; Director and Managing Director of MS&Co. since 1979 and Chief Financial Officer since May
                                         1997; Head of Investment Banking for MS&Co. from 1994 to
                                         1996; Head of Worldwide Corporate Finance for MS&Co. from
                                         1992 to 1994.
Christine A. Edwards (45)..............  Executive Vice President, Chief Legal Officer and
                                         Secretary of MSDW since the MSDW Merger; Executive Vice
                                         President, General Counsel and Secretary of DWD from
                                         January 1991 until the MSDW Merger; Director, Executive
                                         Vice President, General Counsel and Secretary of DWR since
                                         January 1991; Director, Executive Vice President, General
                                         Counsel and Secretary of NOVUS since January 1991;
                                         Director of the Company since April 1997, General Counsel
                                         of the Company since 1993 and Secretary of the Company
                                         from its formation until 1997.
John H. Schaefer (46)..................  Executive Vice President and Chief Strategic and
                                         Administrative Officer of MSDW since June 1998; Managing
                                         Director -- Strategic Planning and Capital Allocation of
                                         MSDW from the MSDW Merger until June 1998; Executive Vice
                                         President and Director of Corporate Finance of DWR from
                                         1991 until the MSDW Merger.

     3. Set forth below are the name, age, business address, position with NOVUS Credit Services Inc., present principal occupation or employment and five-year employment history of each director and executive officer of NOVUS Credit Services Inc. Directors are indicated by asterisk. Each person listed below is a citizen of the United States. Unless otherwise indicated, the address of the following individuals is 2500 Lake Cook Road, Riverwoods, Illinois 60015. All officers serve at the pleasure of the Board of Directors of NOVUS Credit Services Inc.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Philip J. Purcell (54)*................  Chairman of the Board of Directors and Chief Executive
                                         Officer of NOVUS and DWR since 1986; Chairman of the Board of Directors and Chief Executive Officer of MSDW since the
                                         MSDW Merger; Chairman of the Board of Directors and Chief
                                         Executive Officer of DWD from August 1986 until the MSDW
                                         Merger; Trustee or Director of approximately 87 registered investment companies for which Advisors serves as
                                         investment manager or investment adviser; Director of the
                                         Company since its formation and Chairman of the Board of
                                         Directors from its formation to April 1997.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Thomas C. Schneider (61)*..............  Executive Vice President and Chief Financial Officer of
                                         NOVUS since 1987 and Director of NOVUS since 1986;
                                         Executive Vice President and Director of MSDW since the
                                         MSDW Merger; Chief Strategic and Administrative Officer of
                                         MSDW from the MSDW Merger to June 1998; Executive Vice
                                         President and Chief Financial Officer of DWD from 1987 to
                                         May 1997; Chief Financial Officer of DWR since 1987,
                                         Executive Vice President of DWR since 1984 and Director of
                                         DWR since 1981; Chief Financial Officer and Director of
                                         the Company since its formation and Chairman of the Board
                                         of Directors since April 1997.
Robert L. Wieseneck (60)*..............  Director of NOVUS since 1991 and Executive Vice President of NOVUS from December 1986 to April 1987 and since April
                                         1988; President of SPS Payment since 1987 and Director of
                                         SPS Payment since 1988; President and Director of HSB
                                         since 1989; President, Chief Executive Officer and
                                         Director of the Company since its formation.
Christine A. Edwards (45)*.............  Director, Executive Vice President, General Counsel and
                                         Secretary of NOVUS since 1991; Executive Vice President,
                                         Chief Legal Officer and Secretary of MSDW since the MSDW
                                         Merger; Executive Vice President, General Counsel and
                                         Secretary of DWD from January 1991 until the MSDW Merger;
                                         Director, Executive Vice President, General Counsel and
                                         Secretary of DWR since January 1991; Director of the
                                         Company since April 1997 and General Counsel of the
                                         Company since 1993; Secretary of the Company from its
                                         formation until 1997.
Mitchell M. Merin (45)*................  Executive Vice President of NOVUS since 1994 and Director of NOVUS since 1994; President and Chief Executive Officer of Advisors since 1997; Executive Vice President and Chief
                                         Administrative Officer of DWD from 1994 until 1997;
                                         Executive Vice President of DWR since 1990 and Chief
                                         Administrative Officer of DWR since 1994; Director of the
                                         Company since 1994.
Thomas R. Butler (55)*.................  Executive Vice President and Director of NOVUS since 1986;
                                         President of NOVUS services from 1986 until 1990 and since
                                         1995 and Chief Operating Officer since 1995; Executive
                                         Vice President of DWD from 1993 until 1997; Director of
                                         the Company from 1992 until 1997.
Nancy S. Donovan (46)*.................  Director of NOVUS since 1986 and Executive Vice President since 1989; President and Chief Operating Officer of NOVUS
                                         Financial Corporation (formerly the Consumer Finance
                                         Division of Sears Consumer Financial Corporation) since
                                         1989; and Executive Vice President of DWD from 1992 until
                                         1993.
William L. Hodges (50)*................  Director of NOVUS since 1991 and Executive Vice President from 1995 until 1996; Executive Vice President of NOVUS
                                         Services since 1994 and Senior Vice President from 1988
                                         until 1994.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Robert E. Wood II (60)*................  Director of NOVUS since 1987 and Senior Executive Vice
                                         President from 1993 until 1994; Executive Vice President
                                         of NOVUS Services since 1994; Senior Executive Vice
                                         President and Chief Administrative Officer of DWD from
                                         1988 until 1994; Director of the Company from 1992 until
                                         1994.
B.J. Martin (64)*......................  Director of NOVUS since 1989 and Executive Vice President since 1991; Director of MountainWest since 1991 and
                                         Chairman of the Board of Directors of MountainWest from
                                         1991 until 1998.


     4. Set forth below are the name, age, business address, position with Sail Acquisition, Inc., present principal occupation or employment and five-year employment history of each director and executive officer of Sail Acquisition, Inc. Directors are indicated by asterisk. Each person listed below is a citizen of the United States. Unless otherwise indicated, the address of the following individuals is 2500 Lake Cook Road, Riverwoods, Illinois 60015. All officers serve at the pleasure of the Board of Directors of Sail Acquisition, Inc.


                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Philip J. Purcell (54)*................  Chairman of the Board of Directors and President of
                                         Acquisition since its formation; Chairman of the Board of
                                         Directors and Chief Executive Officer of MSDW since the
                                         MSDW Merger; Chairman of the Board of Directors and Chief
                                         Executive Officer of DWD from August 1986 until the MSDW
                                         Merger; Chairman of the Board of Directors and Chief
                                         Executive Officer of DWR and NOVUS since 1986; Trustee or
                                         Director of approximately 87 registered investment
                                         companies for which Advisors serves as Investment Manager
                                         or Investment adviser; Director of the Company since its
                                         formation and Chairman of the Board of Directors from its
                                         formation to April 1997.
Robert G. Scott (52)*..................  Vice President, Treasurer and Director of Acquisition
                                         since its formation; Executive Vice President and Chief
                                         Financial Officer of MSDW since the MSDW Merger; Director
                                         and Managing Director of MS&Co. since 1979 and Chief
                                         Financial Officer since May 1997; Head of Investment
                                         Banking for MS&Co. from 1994 to 1996; Head of Worldwide
                                         Corporate Finance for MS&Co. from 1992 to 1994.
Christine A. Edwards (45)*.............  Vice President, Secretary and Director of Acquisition
                                         since its formation; Executive Vice President, Chief Legal
                                         Officer And Secretary of MSDW since the MSDW Merger;
                                         Executive Vice President, General Counsel and Secretary of
                                         DWD from January 1991 until the MSDW Merger; Director,
                                         Executive Vice President, General Counsel and Secretary of
                                         DWR since January 1991; Director, Executive Vice
                                         President, General Counsel and Secretary of NOVUS since
                                         January 1991; Director of the Company since April 1997,
                                         General Counsel of the Company since 1993 and Secretary of the Company from its formation until 1997.

                                                      PRESENT PRINCIPAL OCCUPATION OR
                                                       EMPLOYMENT/MATERIAL POSITIONS
              NAME (AGE)                              HELD DURING THE PAST FIVE YEARS
              ----------                              -------------------------------
Thomas C. Schneider (61)*..............  Vice President and Director of Acquisition since its formation; Executive Vice President and Director and
                                         Executive Vice President of MSDW since the MSDW Merger;
                                         Chief Strategic and Administrative Officer of MSDW from
                                         the MSDW Merger until June 1998; Executive Vice President
                                         and Chief Financial Officer of DWD from 1987 to May 1997;
                                         Executive Vice President and Chief Financial Officer of
                                         NOVUS since 1987 and Director of Novus since 1986; Chief
                                         Financial Officer of DWR since 1987, Executive Vice
                                         President of DWR since 1984 and Director of DWR since
                                         1981; Chief Financial Officer and Director of the Company
                                         since its formation and Chairman of the Board of Directors since April 1997.
Michael J. Hartigan, Jr. (47)..........  Vice President and Assistant Secretary of Acquisition
                                         since its formation; Vice President, Associate General
                                         Counsel and Secretary of the Company, SPS Payment and
                                         NOVUS since April 1997; Vice President, Assistant General
                                         Counsel and Assistant Secretary of the Company, SPS
                                         Payment and NOVUS from 1992 to April 1997.

                                    ANNEX V

                             COMMON STOCK PURCHASES

     The following chart contains certain information regarding purchases of shares of Common Stock by the Company from January 1, 1996 through and including the date of this Proxy Statement, including the number of shares purchased, total cost (in thousands and including expenses), average cost per share (including expenses) and ranges of purchase price.


                                                                      AVERAGE COST
                                                SHARES   TOTAL COST    PER SHARE       PRICE RANGE
                                                ------   ----------   ------------   ---------------
1996:
  1st quarter.................................   7,101      $220         $30.98      $30.75 - $31.25
  2nd quarter.................................    --       --            --                --
  3rd quarter.................................    --       --            --                --
  4th quarter.................................  17,420      $280         $16.07      $15.50 - $16.25
1997:
  1st quarter.................................    --       --            --                --
  2nd quarter.................................    --       --            --                --
  3rd quarter.................................    --       --            --                --
  4th quarter.................................  19,000      $420         $22.11      $21.56 - $22.56
1998:
  1st quarter.................................    --       --            --                --
  2nd quarter.................................    --       --            --                --
  3rd quarter (through August 26, 1998).......    --       --            --                --

--------------------------------------------------------------------------------

                         SPS TRANSACTION SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPS TRANSACTION SERVICES, INC.


    The undersigned hereby appoints Robert L. Wieseneck and Michael J. Hartigan, Jr., or either one of them, proxies with full power of substitution to vote at the Special Meeting of Stockholders of SPS Transaction Services, Inc. to be held
on         , 1998, and any adjournments or postponements thereof, as follows:


(1) Proposal to approve the sale by the Company of substantially all of its assets, consisting of all the issued and outstanding capital stock of the Company's two subsidiaries, SPS Payment Systems, Inc. and Hurley State Bank, to Associates First Capital Corporation, a Delaware Corporation ("Associates") for a purchase price of $895,696,661 in cash, upon the terms and subject to the conditions set forth in the Purchase Agreement, dated April 18, 1998 (the "Purchase Agreement"), between the Company and Associates.
      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

(2) Proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), between the Company and Sail Acquisition, Inc., a Delaware corporation ("Acquisition") and a wholly owned subsidiary of NOVUS Credit Services Inc., a Delaware corporation ("NOVUS"), pursuant to which Acquisition will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation. In the Merger, each share of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding at the effective time of the Merger (other than Common Stock held by NOVUS or any stockholders who perfect their statutory appraisal rights under Delaware law), will be converted into the right to receive $32.02 in cash, without interest thereon.
      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN


(3) In the discretion of the proxy holder, upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy and upon such other business as may properly come before the Special Meeting, including any adjournments or postponements thereof.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN


    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ABOVE.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT (WITH ALL ENCLOSURES AND ATTACHMENTS) DATED
        , 1998. THE UNDERSIGNED RATIFIES ALL THAT THE PROXIES OR ANY OF THEM OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF AND REVOKES ALL FORMER PROXIES.

                                                  DATED                   1998
                                                  ----------------------- ,


                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                    Signature if held jointly

                                                  PLEASE SIGN THIS PROXY EXACTLY
                                                  AS YOUR NAME(S) APPEARS BELOW.
                                                  IF THE STOCK IS REGISTERED IN
                                                  THE NAMES OF TWO OR MORE
                                                  PERSONS, EACH MUST SIGN.
                                                  EXECUTORS, ADMINISTRATORS,
                                                  TRUSTEES, GUARDIANS, ATTORNEYS
                                                  AND CORPORATE OFFICERS SHOULD
                                                  ADD THEIR TITLES.

                                                  IMPORTANT: PLEASE MARK, DATE,
                                                  SIGN AND RETURN THIS PROXY IN
                                                  THE ENVELOPE PROVIDED. NO
                                                  POSTAGE IS REQUIRED IF MAILED
                                                  IN THE UNITED STATES.

--------------------------------------------------------------------------------